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Filed Pursuant to Rule 424(b)(7)
Registration Statement No. 333-210560

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Maximum offering price per share(1)	Maximum aggregate offering price(1)	Amount of registration fee(1)

Shares of Common Stock, par value $0.01 per share	11,863,701	$22.015	$261,179,378	$32,517

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended. The price per share is based on the average of the high and low sale prices reported on the New York Stock Exchange for the Registrant's common stock on August 29, 2018.

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 1, 2016)

11,863,701 Shares

Starwood Property Trust, Inc.

Common Stock

        This prospectus supplement relates to resales from time to time of up to 11,863,701 of our shares of common stock, par value $0.01 per share, by the selling stockholders identified in this prospectus supplement. See "Selling Stockholders" in this prospectus supplement. These shares are shares of common stock that we may issue from time to time to the selling stockholders upon redemption of an equal number of Class A units of limited liability company interests ("Units") in SPT Dolphin Intermediate LLC ("SPT Dolphin") held by them. The Units were issued to the selling stockholders in connection with the acquisition of a portfolio of properties, and this prospectus supplement is being filed pursuant to the terms of a registration rights agreement entered into between us and the selling stockholders in connection with such acquisition. The selling stockholders may (subject to the terms of the Amended and Restated Limited Liability Company Agreement of SPT Dolphin (the "LLC Agreement')) cause SPT Dolphin (which is our indirect subsidiary) to redeem such Units for cash or, in the sole discretion of SPT Dolphin's managing member (which is our indirect, wholly-owned subsidiary), shares of our common stock on a one-for-one basis, subject to certain anti-dilution adjustments.

        The selling stockholders may offer and sell the shares of our common stock covered by this prospectus supplement through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

        This prospectus supplement does not necessarily mean that the selling stockholders will offer or sell any of the shares of our common stock covered by this prospectus supplement. We cannot predict when or in what amounts the selling stockholders may sell any of the shares of our common stock covered by this prospectus supplement.

        We are not offering for sale any shares of our common stock in this prospectus supplement, and we will not receive any proceeds from the sale of any shares of our common stock by the selling stockholders from time to time pursuant to this prospectus supplement.

        Our common stock trades on the New York Stock Exchange (the "NYSE"), under the symbol "STWD." On August 29, 2018, the last sale price of our common stock as reported on the NYSE was $22.03 per share.

        To assist us in maintaining our qualification as a real estate investment trust ("REIT") for U.S. federal income tax purposes, subject to certain exceptions, no person may own more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or of our outstanding capital stock. You should read the information under the section entitled "Description of Capital Stock—Restrictions on Ownership and Transfer" in the accompanying prospectus for a description of these restrictions.

        Investing in our common stock involves risks that are described in the "Risk Factors" section beginning on page S-2 of this prospectus supplement and under the caption "Item 1A. Risk Factors" beginning on page 16 of our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference herein.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 30, 2018.

Prospectus Supplement

Prospectus

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus we have authorized for use in connection with this offering in making a decision about whether to invest in our common stock. We have not and the selling stockholders have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of the respective dates of such documents or on the date or dates which are specified in such documents. Our business, financial condition, results of operations, liquidity and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

        To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the Securities and Exchange Commission (the "SEC"), that is incorporated by reference herein and adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

        This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Incorporation by Reference" in this prospectus supplement and "Where You Can Find More Information" in the accompanying prospectus.

        Unless otherwise indicated or the context requires otherwise, references in this prospectus to "we," "us" and "our" and other similar references mean Starwood Property Trust, Inc. and its consolidated subsidiaries and variable interest entities.

        Except where the context suggests otherwise, references in this prospectus supplement to the "selling stockholders" refer to any person or entity specifically identified in the table set forth under the caption "Selling Stockholders" in this prospectus supplement.

S-ii

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain certain forward-looking statements, including, without limitation, statements concerning our operations, economic performance and financial condition. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are developed by combining information available at the respective times such forward-looking statements were made with our beliefs, assumptions and expectations at those times and are generally identified by the words "believe," "expect," "anticipate" and other similar expressions. Forward-looking statements do not guarantee future performance, which may be materially different from that expressed in, or implied by, any such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the respective dates of the documents in which those forward-looking statements appear. These forward-looking statements are based largely on our beliefs, assumptions and expectations of our future performance as of the respective dates of those statements, taking into account information available to us at those dates. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or within our control, and which could materially affect actual results, performance or achievements. Factors that may cause actual results to vary from our forward-looking statements include, but are not limited to:

  •
  factors described in the section captioned "Risk Factors" in this prospectus supplement, as well as factors described in our Annual Report on Form 10-K for the year ended December 31, 2017, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, including those set forth under the captions "Risk Factors" and "Business," and in the other documents that are incorporated by reference into this prospectus;

  •
  defaults by borrowers in paying debt service on outstanding indebtedness;

  •
  impairment in the value of real estate property securing our loans or in which we invest;

  •
  availability of mortgage origination and acquisition opportunities acceptable to us;

  •
  potential mismatches in the timing of asset repayments and the maturity of the associated financing agreements;

  •
  national and local economic and business conditions;

  •
  general and local commercial and residential real estate property conditions;

  •
  changes in federal government policies;

  •
  changes in federal, state and local governmental laws and regulations;

  •
  increased competition from entities engaged in mortgage lending and securities investing activities;

  •
  changes in interest rates; and

  •
  the availability of, and costs associated with, sources of liquidity.

        In light of these risks and uncertainties, there can be no assurances that the results referred to in the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein will in fact occur. Except to the extent required by applicable law or regulation, we undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

S-iii

SUMMARY

        We are a Maryland corporation that commenced operations in August 2009, upon the completion of our initial public offering. We are focused primarily on originating, acquiring, financing and managing commercial mortgage loans and other commercial real estate debt investments, commercial mortgage-backed securities ("CMBS"), and other commercial real estate investments in both the U.S. and Europe. We refer to the following as our target assets: commercial real estate mortgage loans, preferred equity interests, CMBS and other commercial real estate-related debt investments. Our target assets may also include residential mortgage-backed securities ("RMBS"), certain residential mortgage loans, distressed or non-performing commercial loans, commercial properties subject to net leases and equity interests in commercial real estate. As market conditions change over time, we may adjust our strategy to take advantage of changes in interest rates and credit spreads as well as economic and credit conditions.

        We have three reportable business segments as of June 30, 2018:

  •
  Real estate lending—engages primarily in originating, acquiring, financing and managing commercial first mortgages, subordinated mortgages, mezzanine loans, preferred equity, CMBS, RMBS, certain residential mortgage loans, and other real estate and real estate-related debt investments in both the U.S. and Europe.

  •
  Real estate property—engages primarily in acquiring and managing equity interests in stabilized commercial real estate properties, including multi-family properties, that are held for investment.

  •
  Real estate investing and servicing—includes (i) a servicing business in the U.S. that manages and works out problem assets, (ii) an investment business that selectively acquires and manages unrated, investment grade and non-investment grade rated CMBS, including subordinated interests of securitization and resecuritization transactions, (iii) a mortgage loan business which originates conduit loans for the primary purpose of selling these loans into securitization transactions, and (iv) an investment business that selectively acquires commercial real estate assets, including properties acquired from CMBS trusts. This segment excludes the consolidation of securitization variable interest entities.

        Our objective is to provide attractive risk-adjusted returns to our investors over the long-term, primarily through dividends and secondarily through capital appreciation. We intend to achieve our objective by originating and acquiring target assets to create a diversified investment portfolio that is financed in a manner that is designed to deliver attractive returns across a variety of market conditions and economic cycles. We are focused on our three core competencies: transaction access, asset analysis and selection, and identification of attractive relative values within the real estate debt and equity markets.

        We are organized and conduct our operations to qualify as a REIT under the Internal Revenue Code of 1986, as amended. We also operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, as amended.

        We are organized as a holding company and conduct our business primarily through our various wholly-owned subsidiaries. We are externally managed and advised by SPT Management, LLC (our "Manager") pursuant to the terms of a management agreement. Our Manager is controlled by Barry Sternlicht, our Chairman and Chief Executive Officer. Our Manager is an affiliate of Starwood Capital Group Global, L.P., a privately-held private equity firm founded and controlled by Mr. Sternlicht.

        Our corporate headquarters office is located at 591 West Putnam Avenue, Greenwich, Connecticut 06830, and our telephone number is (203) 422-7700.

RISK FACTORS

        Investing in our common stock involves risks. You should carefully read and consider the risks described in the sections entitled "Item 1. Business" and "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. You should also carefully read and consider sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018 and the other information contained in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks and uncertainties described above under "Cautionary Statement Regarding Forward-Looking Statements," before making a decision to invest in our common stock. Each of these risks could materially and adversely affect our business, financial condition, results of operations, liquidity and prospects and could result in a partial or complete loss of your investment.

 USE OF PROCEEDS

        We will not receive any proceeds from the sale of any shares of our common stock by the selling stockholders from time to time pursuant to this prospectus supplement. The proceeds from any such sale are solely for the account(s) of the applicable selling stockholder(s).

        The selling stockholders shall be responsible for the payment of (a) any and all other expenses incurred by them in connection with the registration and sale of shares of our common stock covered by this prospectus supplement (excluding the Registration Expenses (as defined below)), including, without limitation, brokerage and sales commissions, fees and disbursements of counsel for the selling stockholders, if any, underwriting fees and placement agent fees, discounts and commissions attributable to the sale of shares of our common stock covered by this prospectus supplement, and any transfer taxes relating to the registration, disposition or sale of such shares and (b) any and all expenses (other than Registration Expenses) incurred in connection with a disposition of such shares pursuant to a resale registration statement in which there is a participating underwriter or underwriters and we do not include any additional shares to be issued by us, including, without limitation, reasonable fees and disbursements of our counsel and our independent public accountants in connection with such underwritten disposition of shares. We will pay all expenses incurred in connection with the registration of the shares of our common stock covered by this prospectus supplement, including the Registration Expenses, as described in "Plan of Distribution" in this prospectus supplement.

 SELLING STOCKHOLDERS

        The selling stockholders may, from time to time, offer and resell pursuant to this prospectus supplement any or all of the shares of our common stock covered by this prospectus supplement. When we refer to the "selling stockholders" in this prospectus supplement, we mean those persons specifically identified in the table below, as well as, if applicable, the permitted transferees, pledgees, donees, assignees, successors and others who later come to hold any of the selling stockholders' interests other than through a sale pursuant to this prospectus supplement.

        Because the selling stockholders may offer all, some or none of the shares of our common stock pursuant to this prospectus supplement, and because there currently are no agreements, arrangements or understandings with respect to the sale of any of these shares of our common stock, no definitive estimate can be given as to the amount of shares of our common stock that will be held by the selling stockholders after the completion of this offering. The table below has been prepared assuming that the selling stockholders sell all of the shares of our common stock beneficially owned by them that are covered by this prospectus supplement and do not acquire any additional shares of our common stock during this offering. We cannot advise you as to whether the selling stockholders will in fact sell any or all of their shares of our common stock. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our common stock in transactions exempt from the registration requirements of the Securities Act of 1933, as amended ("Securities Act"), after the date on which they provided the information set forth in the table below.

        The SEC has defined "beneficial ownership" of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement or (d) the automatic termination of a trust, discretionary account or similar arrangement; provided, however, that if the person has the purpose or effect of changing or influencing the control of the issuer, such person may be deemed to be the beneficial owner of any securities that such person has the right to acquire at any time. In computing the number of shares beneficially owned by a person and the percentage ownership of that person for purposes of the below table, the following are deemed outstanding: (a) shares of our common stock subject to options or other rights (as set forth above) held by that person that are exercisable as of August 29, 2018 or will become exercisable within 60 days thereafter; and (b) shares of our common stock that we have the option, at our sole discretion, to provide instead of cash if that person holds Units (as defined below) and elects to redeem its Units, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

        The following table sets forth certain information about the selling stockholders at August 29, 2018.

				Beneficial Ownership After the Sale of the Maximum Number of Shares
	Beneficial Ownership Prior to this Offering(1)
			Number of Shares Being Offered Hereby (Maximum Number That May Be Sold)(2)
Name and Address of Selling Stockholder	Number	Percent		Number	Percent
Jefferson Scott Zimmerman(3)	2,252,189	*	2,252,189	—	*
Louis E. Vogt(4)	1,332,614	*	1,332,614	—	*
Daniel E. Vogt(5)	614,100	*	614,100	—	*
James H. Vogt(6)	614,100	*	614,100	—	*
Patrick Murphy(7)	268,415	*	268,415	—	*
Kerri Murphy(8)	268,415	*	268,415	—	*
Kate Murphy(9)	268,415	*	268,415	—	*
Una Murphy(10)	1,827,724	*	1,827,724	—	*
Angel Arroyo(11)	159,655	*	159,655	—	*
William M. Murphy(12)	1,827,724	*	1,827,724	—	*
Elizabeth Zimmerman(13)	108,870	*	108,870	—	*
Daniel Zimmerman(14)	199,754	*	199,754	—	*
Gillis Investments #2, Ltd.(15)	2,632,968	*	2,632,968	—	*
Lamplighter Investments, LLC(16)	1,316,484	*	1,316,484	—	*

*
Represents less than 1.0% of our common stock outstanding as of August 29, 2018.

(1)
Represents shares of our common stock that we may issue from time to time to the selling stockholders upon redemption of an equal number of Units in SPT Dolphin held by them. The selling stockholders may (subject to the terms of the LLC Agreement) cause SPT Dolphin to redeem such Units for cash or, in the sole discretion of SPT Dolphin's managing member, shares of our common stock on a one-for-one basis, subject to certain anti-dilution adjustments.

(2)
This prospectus supplement also covers any additional shares of our common stock that become issuable in connection with the shares of our common stock covered by this prospectus supplement because of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock.

(3)
Includes (a) 1,283,245 Units beneficially owned by Mr. Jefferson Scott Zimmerman, (b) 108,591 Units held by the Holly Zimmerman Irrevocable Trust for which Ms. Holly Zimmerman, Mr. Jefferson Scott Zimmerman's dependent child, has voting and dispositive power, (c) 375,963 Units held by the Holly Zimmerman Irrevocable Legacy Trust dated December 27, 2016 for which Ms. Holly Zimmerman, Mr. Jefferson Scott Zimmerman's dependent child, has voting and dispositive power, (d) 108,428 Units held by the Lily Zimmerman Irrevocable Trust for which Ms. Lily Zimmerman, Mr. Jefferson Scott Zimmerman's dependent child, has voting and dispositive power and (e) 375,963 Units held by the Lily Zimmerman Irrevocable Legacy Trust dated December 27, 2016 for which Ms. Lily Zimmerman, Mr. Jefferson Scott Zimmerman's dependent child, has voting and dispositive power. The address of Mr. Jefferson Scott Zimmerman is 125 E. Webster Ave, Winter Park, Florida 32789.

(4)
The address of Mr. Louis Vogt is 2608 Wild Berry Cove, Longwood, Florida 32779.

(5)
Includes (a) 162,945 Units beneficially owned by Mr. Daniel Vogt and (b) 451,155 Units held by the Daniel Edward Vogt Irrevocable Legacy Trust dated December 27, 2016 for which Mr. Daniel

  Vogt has voting and dispositive power. The address of Mr. Daniel Vogt is 565 Oak Ave, San Anselmo, California 94960.

(6)
Includes (a) 162,945 Units beneficially owned by Mr. James Vogt and (b) 451,155 Units held by the James Henry Vogt Irrevocable Legacy Trust dated December 27, 2016 for which Mr. James Vogt has voting and dispositive power. The address of Mr. James Vogt is 3301 W. Mullen Ave, Tampa, Florida 33609.

(7)
The address of Mr. Patrick Murphy is 244 E. 86th Street, Apt. 33, New York, New York 10028.

(8)
The address of Ms. Kerri Murphy is 414 Missouri Street, Apt. B, San Francisco, California 94107.

(9)
The address of Ms. Kate Murphy is 2613 Alamanda Court, Fort Lauderdale, Florida 33301.

(10)
Includes (a) 41,489 Units beneficially owned by Ms. Una Murphy, (b) 226,925 Units held by the Una Murphy 2012 Trust for which Ms. Una Murphy has voting and dispositive power and (c) 1,559,309 Units owned by trusts for which Ms. Una Murphy's spouse, Mr. William Murphy, has voting and dispositive power. The address of Ms. Una Murphy is 800 Riviera Isle, Fort Lauderdale, Florida 33301.

(11)
The address of Mr. Arroyo is 215 South County Road, Palm Beach, Florida 33480.

(12)
Includes (a) 514,251 Units held by the William M. Murphy 2012 Trust for which Mr. William Murphy has voting and dispositive power, (b) 1,045,058 Units held by the William M. Murphy Revocable Trust for which Mr. William Murphy has voting and dispositive power and (c) 268,414 Units owned by Mr. William Murphy's spouse, Ms. Una Murphy, and by a trust for which Ms. Una Murphy has voting and dispositive power. The address of Mr. William Murphy is 800 Riviera Isle, Fort Lauderdale, Florida 33301.

(13)
Includes 108,870 Units held by the Elizabeth Zimmerman Irrevocable Trust for which Ms. Elizabeth Zimmerman has voting and dispositive power. The address of Ms. Elizabeth Zimmerman is 501 North Magnolia Ave, Orlando, Florida 32801.

(14)
Includes 199,754 Units held by the Daniel Zimmerman Irrevocable Legacy Trust dated December 27, 2016 for which Mr. Daniel Zimmerman has voting and dispositive power. The address of Mr. Daniel Zimmerman is 501 North Magnolia Ave, Orlando, Florida 32801.

(15)
The address of Gillis Investments #2, Ltd. is P.O. Box 292037, Davie, Florida 33329. Miles Austin Forman is the controlling owner of Gillis Investments #2, Ltd. and has voting and dispositive power over the Units owned by Gillis Investments #2, Ltd.

(16)
The address of Lamplighter Investments, LLC is 2455 E. Sunrise Blvd., 1204, Fort Lauderdale, Florida 33304. Benjamin R. Gettler is the controlling member of Lamplighter Investments, LLC and has voting and dispositive power over the Units owned by Lamplighter Investments, LLC.

PLAN OF DISTRIBUTION

        The shares of our common stock covered by this prospectus supplement may be offered for resale from time to time by the selling stockholders. We have registered the shares of our common stock covered by this prospectus supplement for resale to provide the selling stockholders with freely tradable securities. This prospectus supplement does not necessarily mean that the selling stockholders will offer or sell any of the shares of our common stock covered by this prospectus supplement. We will not receive any proceeds from the sale of any shares of our common stock by the selling stockholders from time to time pursuant to this prospectus supplement.

        From time to time, the selling stockholders may transfer, pledge, donate, grant a security interest in or assign their shares of our common stock to lenders or others, and, if applicable, each of such persons will be deemed to be "selling stockholders" for purposes of this prospectus supplement. Any donees, pledgees, transferees, secured parties, or other successors that intend to offer or resell shares of our common stock pursuant to this prospectus supplement will be named in a supplement to this prospectus supplement covering the sales of those shares of our common stock, if required.

        Any selling stockholder may at any time and from time to time, in one or more transactions, sell all or a portion of the shares of our common stock covered by this prospectus supplement on the NYSE, in the over-the-counter market, on any other national securities exchange on which our common stock is then listed or traded, in negotiated transactions, in underwritten transactions, ordinary broker transactions or transactions in which a broker solicits purchases or otherwise, at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The offering prices of the shares of our common stock covered by this prospectus supplement from time to time will be determined by the applicable selling stockholder and, at the time of determination, may be higher or lower than the market price of our common stock on the NYSE.

        The shares of our common stock covered by this prospectus supplement may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from a selling stockholder or from purchasers of shares of our common stock covered by this prospectus supplement for whom they may act as agents, and underwriters may sell shares of our common stock covered by this prospectus supplement to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. In compliance with the Financial Industry Regulatory Authority, Inc. ("FINRA"), guidelines, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the shares of our common stock offered pursuant to this prospectus supplement.

        The methods by which the shares of our common stock covered by this prospectus supplement may be sold include: (1) a block trade in which the broker-dealer so engaged will attempt to sell the shares of our common stock covered by this prospectus supplement as agent but may position and resell a portion of the block as principal to facilitate the transaction; (2) a purchase by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus supplement; (3) an ordinary brokerage transaction and a transaction in which the broker solicits purchasers; (4) an exchange distribution in accordance with the rules of the NYSE; (5) privately negotiated transactions; (6) an underwritten transaction; (7) through short sale transactions following which the shares of our common stock are delivered to close out the short positions; (8) through the writing of options relating to such shares of our common stock; (9) through transfers of such shares of our common stock; and (10) through a combination of the above methods of sale.

        Additionally, the selling stockholders may enter into sale, forward sale and derivative or hedging transactions with broker-dealers or other third parties, or sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions. In connection with those sales, forward sales or derivative or hedging transactions, the third parties may sell shares of our common stock covered by this prospectus supplement, including in short sale transactions and by issuing securities that are not covered by this prospectus supplement but are exchangeable for or represent beneficial interests in our common stock. If so, the broker-dealer or other third party may use shares of our common stock received under those sales, forward sales or derivative or hedging arrangements or shares of our common stock pledged by the selling stockholders or borrowed from the selling stockholders or others to settle such third party sales or to close out any related open borrowings of shares. The broker-dealers and third parties may deliver this prospectus supplement in connection with any such transactions. The broker-dealer or third party in such sale transactions may be deemed to be an underwriter and, if so, will be identified in a supplement to this prospectus supplement covering the sale of those shares of our common stock.

        Any selling stockholder and any broker-dealer that participates with the selling stockholders or any third party to a derivative transaction in the sale of the shares of our common stock covered by this prospectus supplement may be deemed to be an "underwriter" under the Securities Act, and any profits on the sale of the shares of our common stock by such selling stockholder and any discounts, commissions or concessions received by any such broker-dealer might be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers or agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain liabilities, including liabilities under the Securities Act.

        Selling stockholders who are registered broker-dealers or affiliate(s) of registered broker-dealers may be deemed to be "underwriters" under the Securities Act.

        To the extent required, upon being notified by a selling stockholder that any arrangement has been entered into with any agent, underwriter or broker-dealer for the sale of the shares of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by any agent, underwriter or broker- dealer(s), the name(s) of the selling stockholder(s) and of the participating agent, underwriter or broker-dealer(s), specific shares of our common stock to be sold, the respective purchase prices and public offering prices, any applicable commissions or discounts, and other facts material to the transaction will be set forth in a supplement to this prospectus supplement covering the sale of those shares of our common stock.

        In order to comply with state securities laws, if applicable, the shares of our common stock covered by this prospectus supplement may be sold only through registered or licensed brokers or dealers. In addition, in specific states, the shares of our common stock covered by this prospectus supplement may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

        Except as provided below, we will pay all expenses incurred in connection with the registration of the shares of our common stock covered by this prospectus supplement, including the following: (a) all registration and filing fees, including without limitation, all fees of the SEC, the NYSE and FINRA; (b) fees and expenses of compliance with securities or blue sky laws; (c) printing and distribution expenses; (d) internal expenses (including, without limitation, all salaries and expenses of our officers and employees performing legal or accounting duties); (e) the fees and expenses incurred in connection with the listing of the shares of our common stock covered by this prospectus supplement on the NYSE; (f) fees and disbursements of our counsel and our independent public accountants; and (g) the fees and expenses of any experts retained by us in connection with such registration, including accounting fees and expenses (collectively, the "Registration Expenses"). The selling stockholders shall be responsible for the payment of (a) any and all other expenses incurred by them in connection with the registration and sale of shares of our common stock covered by this prospectus supplement (excluding the Registration Expenses), including, without limitation, brokerage and sales commissions, fees and disbursements of counsel for the selling stockholders, if any, underwriting fees and placement agent fees, discounts and commissions attributable to the sale of shares of our common stock covered by this prospectus supplement, and any transfer taxes relating to the registration, disposition or sale of such shares and (b) any and all expenses (other than Registration Expenses) incurred in connection with a disposition of such shares pursuant to a resale registration statement in which there is a participating underwriter or underwriters and we do not include any additional shares to be issued by us, including, without limitation, reasonable fees and disbursements of our counsel and our independent public accountants in connection with such underwritten disposition of shares.

        We have agreed to indemnify and hold harmless each selling stockholder, its partners, members, officers, directors, employees, representatives, and agents, and each person, if any, who controls such selling stockholder, within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against certain losses, claims, actions, damages, liabilities and expenses.

 SUPPLEMENT TO U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following summary of certain U.S. federal income tax considerations supplements the discussion set forth under the heading "U.S. Federal Income Tax Considerations" in the accompanying prospectus and is subject to the qualifications set forth therein. The following summary is for general information only and is not tax advice. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular holders of our common stock in light of their personal investment or tax circumstances.

        EACH SELLING STOCKHOLDER IS ADVISED TO CONSULT HIS, HER OR ITS TAX ADVISOR REGARDING THE SPECIFIC U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO HIM, HER OR IT OF ACQUIRING, HOLDING, EXCHANGING OR OTHERWISE DISPOSING OF SHARES OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

        The recently enacted H.R. 1, commonly known as the 2017 Tax Cuts and Job Act (the "Tax Act"), significantly changed the U.S. federal income tax laws applicable to businesses and their owners, including REITs and their stockholders. Among other amendments, the Tax Act effected the following changes (generally effective for taxable years beginning after December 31, 2017, unless otherwise indicated):

  •
  For taxable years that begin after December 31, 2017 and before January 1, 2026: (i) the U.S. federal income tax brackets generally applicable to ordinary income of individuals, trusts and estates have been modified (with the rates generally reduced); and (ii) stockholders that are individuals, trusts or estates are generally entitled to a deduction equal to 20% of the aggregate amount of ordinary income dividends received from a REIT (not including dividends that are eligible for the reduced rates applicable to "qualified dividend income" or treated as capital gain dividends), subject to certain limitations.

  •
  The U.S. federal income tax rate applicable to corporations has been reduced to 21% (from the previous maximum rate of 35%), and the alternative minimum tax has been repealed for corporations. These changes would generally reduce the amount of income taxes payable by our taxable REIT subsidiaries ("TRSs"), as well as by us to the extent we would otherwise be subject to regular corporate-level U.S. federal income tax (for example, if we were to become subject to tax as a result of distributing less than 100% of our taxable income or recognizing built-in gains in assets acquired from C corporations).

  •
  Certain new limitations on the deductibility of interest expense and net operating losses now apply, which limitations may affect the deductibility of interest paid or accrued, or net operating losses generated, by us or our TRSs.

  •
  A U.S. tax-exempt stockholder that is subject to tax on its unrelated business taxable income ("UBTI") will be required to segregate its taxable income and loss for each unrelated trade or business activity for purposes of determining its UBTI.

  •
  New rules have been enacted that in some circumstances may accelerate the recognition of certain income items, which rules could apply to, among other items, interest and original issue discount on certain debt instruments that we or our TRSs may hold.

  •
  Significant changes have been enacted to the international tax rules, which, among other consequences, could affect the amount, timing, or character of income we recognize with respect to our foreign TRSs.

        Technical corrections or other amendments to the Tax Act or administrative guidance interpreting the Tax Act may be forthcoming at any time. We cannot predict the long-term effect of the Tax Act or any future law changes on REITs or their stockholders. You are urged to consult your tax advisor regarding the effects of the Tax Act on your investment in shares of our common stock.

EXPERTS

        The consolidated financial statements and the related financial statement schedules incorporated in this prospectus supplement and the accompanying prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2017 and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

        Certain legal matters, including certain tax matters, will be passed upon for us by Sidley Austin LLP, New York, New York, and, with respect to matters of Maryland law, by Morrison & Foerster LLP.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also read and copy any of these documents at the New York Stock Exchange's office at 11 Wall Street, New York, New York 10005. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available over the Internet at the SEC's website at http://www.sec.gov. In addition, copies of our SEC filings are available free of charge through our website (www.starwoodpropertytrust.com) as soon as reasonably practicable after filing with the SEC. The information contained on or that can be accessed through our website is not part of, or incorporated by reference into, this prospectus supplement or the accompanying prospectus.

        This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act and therefore omit some of the information contained in the registration statement. We have also filed exhibits and schedules to the registration statement which are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph.

INCORPORATION BY REFERENCE

        SEC rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of securities by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

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  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 and June 30, 2018;

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  our Definitive Proxy Statement on Schedule 14A filed on April 6, 2018;

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  our Current Reports on Form 8-K filed on: January 4, 2018; January 24, 2018; January 25, 2018; January 29, 2018; February 22, 2018; March 2, 2018; March 30, 2018; May 3, 2018; August 7, 2018, August 13, 2018 and August 14, 2018;

  •
  the description of our common stock set forth in our Registration Statement on Form 8-A, filed on August 7, 2009, including any amendment or report filed for the purpose of updating such description; and

  •
  the description of our common stock included in our registration statement on Form 8-A filed on August 7, 2009.

        All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of any of the securities covered under this prospectus supplement and the accompanying prospectus shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus and any previously filed documents.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: Starwood Property Trust, Inc., 591 West Putnam Avenue, Greenwich, Connecticut 06830, Attention: Investor Relations, Telephone: (203) 422-7700.

PROSPECTUS

STARWOOD PROPERTY TRUST, INC.

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS TO PURCHASE COMMON STOCK

        We may offer, issue and sell from time to time, together or separately, the securities described in this prospectus. We will provide the specific terms of any securities we may offer in supplements to this prospectus.

        In addition, selling stockholders to be named in a prospectus supplement may offer and sell from time to time these securities in such amounts as set forth in a prospectus supplement.

        You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of and terms of the offering of those securities.

        We or any selling stockholder may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We or any selling stockholder reserves the sole right to accept, and together with any underwriters, dealers and agents, reserves the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.

        Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange under the trading symbol "STWD." On March 31, 2016, the closing price of our common stock on the New York Stock Exchange was $18.93.

        Investing in our securities involves risks. You should carefully read and consider the risks described under the section entitled "Risk Factors" included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, in prospectus supplements relating to specific offerings of securities and in other information that we file with the Securities and Exchange Commission before making a decision to invest in our securities.

        We impose certain restrictions on the ownership and transfer of shares of our common stock and our other capital stock. You should read the information under the section entitled "Description of Capital Stock—Restrictions on Ownership and Transfer" in this prospectus for a description of these restrictions.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 1, 2016.

        You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of the respective dates of such documents or on the date or dates which are specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission (the "SEC"). By using a shelf registration statement, we or any selling stockholder may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled "Where You Can Find More Information" and "Documents Incorporated By Reference."

        This prospectus only provides you with a general description of the securities we or any selling stockholder may offer and such description is not meant to be a complete description of each security. Each time we or any selling stockholder sells securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled "Where You Can Find More Information" and "Documents Incorporated By Reference."

        Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto, references to "our company," "we," "us" and "our" mean Starwood Property Trust, Inc. and its consolidated subsidiaries.

STARWOOD PROPERTY TRUST, INC.

        We are a Maryland corporation that commenced operations in August 2009, upon the completion of our initial public offering. We are focused primarily on originating, acquiring, financing and managing commercial mortgage loans and other commercial real estate debt investments, commercial mortgage-backed securities, or CMBS, and other commercial real estate investments in both the U.S. and Europe. We refer to the following as our target assets: commercial real estate mortgage loans, preferred equity interests, CMBS and other commercial real estate-related debt investments. Our target assets may also include residential mortgage-backed securities, or RMBS, certain residential mortgage loans, distressed or non-performing commercial loans, commercial properties subject to net leases and equity interests in commercial real estate. As market conditions change over time, we may adjust our strategy to take advantage of changes in interest rates and credit spreads as well as economic and credit conditions.

        We had three reportable business segments as of December 31, 2015:

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  Real estate lending—engages primarily in originating, acquiring, financing and managing commercial first mortgages, subordinated mortgages, mezzanine loans, preferred equity, CMBS, RMBS and other real estate and real estate-related debt investments in both the U.S. and Europe.

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  Real estate investing and servicing—includes (i) servicing businesses in both the U.S. and Europe that manage and work out problem assets, (ii) an investment business that selectively acquires and manages unrated, investment grade and non-investment grade rated CMBS, including subordinated interests of securitization and resecuritization transactions, (iii) a mortgage loan business which originates conduit loans for the primary purpose of selling these loans into securitization transactions, and (iv) an investment business that selectively acquires commercial real estate assets, including properties acquired from CMBS trusts.

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  Real estate property—engages primarily in acquiring and managing equity interests in stabilized commercial real estate properties, including multi-family properties.

        Our objective is to provide attractive risk-adjusted returns to our investors over the long-term, primarily through dividends and secondarily through capital appreciation. We intend to achieve our objective by originating and acquiring target assets to create a diversified investment portfolio that is financed in a manner that is designed to deliver attractive returns across a variety of market conditions and economic cycles. We are focused on our three core competencies: transaction access, asset analysis and selection, and identification of attractive relative values within the real estate debt and equity markets.

        We are organized as a holding company and conduct our business primarily through our various wholly-owned subsidiaries. We are externally managed and advised by SPT Management, LLC, or our manager, pursuant to the terms of a management agreement. Our manager is controlled by Barry Sternlicht, our Chairman and Chief Executive Officer. Our manager is an affiliate of Starwood Capital Group Global, L.P., or Starwood Capital Group, a privately-held private equity firm founded and controlled by Mr. Sternlicht.

        We are organized and conduct our operations to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. We also operate our business in a manner that permits us to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or the Investment Company Act.

        Our corporate headquarters office is located at 591 West Putnam Avenue, Greenwich, Connecticut 06830, and our telephone number is (203) 422-7700.

 RISK FACTORS

        Investing in our securities involves risks. You should carefully read and consider the risks described under the section entitled "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as well as the other information contained in or incorporated by reference into this prospectus and in any applicable prospectus supplement, before making a decision to invest in our securities. Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, and could result in a partial or complete loss of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we incorporate herein by reference contain certain forward-looking statements, including without limitation, statements concerning our operations, economic performance and financial condition. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are developed by combining currently available information with our beliefs and assumptions and are generally identified by the words "believe," "expect," "anticipate" and other similar expressions. Forward-looking statements do not guarantee future performance, which may be materially different from that expressed in, or implied by, any such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their respective dates.

        These forward-looking statements are based largely on our current beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or within our control, and which could materially affect actual results, performance or achievements. Factors that may cause actual results to vary from our forward-looking statements include, but are not limited to:

  •
  factors described in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and any accompanying prospectus supplement, including those set forth under the captions "Risk Factors" and "Business";

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  defaults by borrowers in paying debt service on outstanding indebtedness;

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  impairment in the value of real estate property securing our loans or in which we invest;

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  availability of mortgage origination and acquisition opportunities acceptable to us;

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  potential mismatches in the timing of asset repayments and the maturity of the associated financing agreements;

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  national and local economic and business conditions;

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  general and local commercial and residential real estate property conditions;

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  changes in U.S. federal government policies;

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  changes in U.S. federal, state and local governmental laws and regulations;

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  increased competition from entities engaged in mortgage lending and securities investing activities;

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  changes in interest rates; and

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  the availability of and costs associated with sources of liquidity.

        In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this prospectus and the documents we incorporate herein by reference will in fact occur. Except to the extent required by applicable law or regulation, we undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

 USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of securities under this prospectus for general corporate purposes, including funding our investment activity, repayment of indebtedness and working capital. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement.

        We will not receive any proceeds from any sales of securities by any selling stockholder.

RATIOS OF EARNINGS TO FIXED CHARGES AND RATIOS OF EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth (1) our ratios of earnings to fixed charges and (2) our ratios of earnings to combined fixed charges and preferred stock dividends for the periods shown. For this purpose, earnings consist of our net income from continuing operations less our income from equity method investees plus our fixed charges and our distributed income of equity method investees. Fixed charges consist of interest expense on all indebtedness. We have not issued any preferred stock as of the date of this prospectus, and therefore there are no preferred stock dividends included in our calculation of ratios of earnings to combined fixed charges and preferred stock dividends.

	For the year ended December 31,
	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	3.21x	4.05x	3.89x	5.28x	5.18x
Ratio of earnings to combined fixed charges and preferred stock dividends	3.21x	4.05x	3.89x	5.28x	5.18x

DESCRIPTION OF DEBT SECURITIES

        Our senior debt securities will be issued under a senior indenture dated as of February 15, 2013, as amended and supplemented as of the date hereof and as further amended and supplemented from time to time, between the Company and The Bank of New York Mellon, as Trustee (the "indenture").

        The following description is a summary of the material provisions of the indenture, including references to the applicable section of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines the rights of holders of debt securities. Except as otherwise defined herein, terms used in this description but not otherwise defined herein are used as defined in the indenture. When we refer to "Starwood," "we," "our," "us," and "the Company" in this section, we are referring to Starwood Property Trust, Inc. excluding its subsidiaries, unless the context otherwise requires or as otherwise expressly stated herein.

        The indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture is available for inspection at the corporate trust offices of the Trustee at The Bank of New York Mellon, 101 Barclay Street, Floor 8W, New York, New York 10286. The indenture is subject to, and is governed by, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). All section references appearing in this description are to sections of the indenture.

General

        Our debt securities will be direct, unsecured obligations. The debt securities issued under the indenture are not limited as to aggregate principal amount and may be issued in one or more series. The principal amount and series will be established from time to time in or pursuant to authority granted by a resolution of our board of directors. The principal amount and series also may be established in one or more indentures supplemental to the indenture. All debt securities of one series need not be issued at the same time (section 301 of the indenture). Unless otherwise provided, a series may be reopened for issuances of additional debt securities of such series without the consent of the holders of the debt securities of such series (section 301 of the indenture). The Trustee may resign or be removed with respect to one or more series of debt securities issued under the indenture, and a successor Trustee may be appointed to act with respect to such series.

        Reference is made to each prospectus supplement for the specific terms of the series of debt securities being offered thereby, including:

        (1)   the title of such debt securities;

        (2)   the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

        (3)   the date(s), or the method for determining the date(s), on which the principal of such debt securities will be payable;

        (4)   the rate(s) (which may be fixed or variable) at which such debt securities will bear interest, if any, or the method by which such rate(s) shall be determined;

        (5)   the date(s), or the method for determining the date(s), from which interest, if any, will accrue;

        (6)   the date(s) on which any interest will be payable;

        (7)   the record date(s) for an interest payment, or the method by which such record date(s) shall be determined (the record date for an interest payment is the date on which a Person must be a holder in order to receive the interest payment);

        (8)   the basis upon which any interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

        (9)   the place(s) where:

          a.     the principal of (and premium, if any) or interest, if any, and Additional Amounts, if any, on such debt securities will be payable,

          b.     such debt securities may be surrendered for conversion or registration of transfer or exchange, and

          c.     notices or demands in respect of such debt securities and the indenture may be served;

        (10) the period(s) within which, the price(s) at which, the currency or currencies in which, and the terms and conditions upon which such debt securities may be redeemed at our option, as a whole or in part, if we are to have the option to redeem such debt securities;

        (11) our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period(s) within which, the price(s) at which, the currency or currencies in which, and the terms and conditions upon which we are obligated, if at all, to redeem, repay or purchase such debt securities, as a whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder thereof;

        (12) whether such debt securities will be in registered or bearer form or both and, if and to the extent in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if and to the extent in bearer form, the denominations thereof and terms and conditions relating thereto;

        (13) if other than the Trustee, the security registrar and/or paying agent;

        (14) the percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity of such debt securities, or (if applicable) the portion of the principal amount of such debt securities which is convertible into shares of our common stock or other equity securities, or the method by which any such portion shall be determined;

        (15) if other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

        (16) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined (the index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies);

        (17) provisions, if any, granting special rights to holders upon the occurrence of such events as may be specified;

        (18) any additions to, modifications of or deletions from the terms of such debt securities with respect to the Events of Default or covenants set forth in the indenture;

        (19) the Person to whom any interest shall be payable;

        (20) if such debt securities are convertible, any limitation on the ownership or transferability of our common stock or other equity securities into which such debt securities are convertible in connection with the preservation of our status as a REIT;

        (21) the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture;

        (22) whether such debt securities will be issued in certificated or book-entry form;

        (23) if securities are to be issued upon the exercise of warrants, the time, manner and place for authentication and delivery;

        (24) whether and under what circumstances we will pay Additional Amounts on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment;

        (25) the terms, if any, upon which such debt securities may be convertible into shares of our common stock or other equity securities (and the class thereof) and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of such shares for purposes of conversion; and

        (26) any other terms of such debt securities not inconsistent with the provisions of the indenture.

        The debt securities may provide for the payment of less than the entire principal amount upon declaration of acceleration of the maturity of the debt securities. Such debt securities are known as "Original Issue Discount Securities." Any material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

        The indenture does not contain any provision that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in a highly leveraged or similar action involving Starwood or in the event of a change of control of Starwood. However, certain restrictions on ownership and transfer of our common stock and other equity securities designed to preserve our status as a REIT may act to prevent or hinder a change of control. See "Description of Capital Stock." Reference is made to the applicable prospectus supplement for information with respect to any deletion from, modification of or addition to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issued in denominations of $1,000 and integral multiples thereof, other than bearer securities issued in global form (section 302 of the indenture).

        Unless otherwise specified in the applicable prospectus supplement, principal, premium, if any, and interest payments on any series of debt securities will be made at the corporate trust office of the Trustee as follows: The Bank of New York Mellon, 101 Barclay Street, Floor 8W, New York, New York 10286. However, we may elect to pay interest by check mailed to the address of the holder as it appears in the register for debt securities of such series or by wire transfer of funds to the holder at an account maintained within the United States (sections 301, 305, 306, 307 and 1002 of the indenture).

        Any interest with respect to a debt security that is not punctually paid or duly provided for on the date the interest is due and payable will cease to be payable thereafter to the holder on the applicable record date. The interest may be paid to the holder at the close of business on a special record date fixed by the Trustee for the payment of the interest. Notice of such payment must be given to the holder of such debt security not less than 10 days prior to the special record date. Such interest may also be paid at any time in any other lawful manner, all as more completely described in the indenture (section 307 of the indenture).

        Subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such debt securities at the corporate trust office of the Trustee. In addition, subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the Trustee. Every debt security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be incurred for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (section 305 of the indenture). If the applicable prospectus supplement refers to any transfer agent (in addition to the Trustee) that we initially designated with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts; however, we will be required to maintain a transfer agent in each place where principal, premium, if any, and interest payments on debt securities of such series are payable. We may designate additional transfer agents with respect to any series of debt securities at any time (section 1002 of the indenture).

        Neither Starwood nor the Trustee will be required:

  •
  to issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

  •
  to register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part;

  •
  to exchange any bearer security called for redemption except that such bearer security may be exchanged for a registered security of that series and like tenor, provided that such registered security shall be simultaneously surrendered for redemption; or

  •
  to issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be repaid (section 305 of the indenture).

Merger, Consolidation or Sale

        The indenture provides that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other Person, provided that:

        (1)   we are the continuing Person, or the successor Person shall be organized and existing under the laws of the United States or a state thereof and shall expressly assume payment of the principal of (and premium, if any) and interest and all Additional Amounts, if any, on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture by supplemental indenture satisfactory to the Trustee;

        (2)   immediately after giving effect to such transaction and treating any indebtedness which becomes our or our subsidiaries' obligation as a result thereof as having been incurred by us or our subsidiaries at the time of such transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, occurs and is continuing; and

        (3)   an officer's certificate and legal opinion confirming the satisfaction of the conditions are delivered to the Trustee (sections 801 and 803 of the indenture).

Material Covenants

        The indenture contains the following covenants:

        Existence.    Except as permitted under the provisions of the indenture described under the caption "Merger, Consolidation or Sale," we must preserve and keep in full force and effect our corporate existence, rights (charter and statutory) and franchises. We will not be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our business and that the loss thereof is not disadvantageous in any material respect to the holders of the senior debt securities (section 1004 of the indenture).

        Maintenance of Properties.    All of our properties that are used or useful in the conduct of our business or the business of our subsidiaries must be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. We also are required to make all necessary repairs, renewals, replacements, betterments and improvements to our properties. We must do these things as necessary in our judgment to conduct the business carried on in connection therewith in a proper and advantageous manner at all times. However, we and our subsidiaries will not be prevented from selling or otherwise disposing of properties for value in the ordinary course of business (section 1005 of the indenture).

        Payment of Taxes and Other Claims.    We must pay or discharge, or cause to be paid or discharged, before the same become delinquent:

        (1)   all taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon our or any of our subsidiaries' income, profits or property; and

        (2)   all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon our property or the property of any of our subsidiaries.

        However, we will not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (section 1006 of the indenture).

        Provision of Financial Information.    We will be required to file with the Trustee, within 15 days after we file the same with the SEC, copies of the annual and other reports which we are required to file with the SEC pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934, as amended, or the Exchange Act. If we are not so required to file such reports to the SEC under said Sections, then we will be required to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed by the SEC, such of the supplementary and periodic reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations. Any documents filed by us with the SEC via the SEC's EDGAR system will be deemed filed with the Trustee as of the time such documents are filed via the SEC's EDGAR system.

Events of Default, Notice and Waiver

        The indenture provides that the following events are "Events of Default" with respect to any series of debt securities issued thereunder:

        (1)   default for 30 days in the payment of any installment of interest, Additional Amounts or coupons on any debt security of such series;

        (2)   default in the payment of the principal of (or premium, if any, on) any debt security of such series at the time such payment becomes due and payable;

        (3)   default in making any sinking fund payment as required for any debt security of such series;

        (4)   default in the performance, or breach, of any other covenant or warranty contained in the indenture continued for 60 days after written notice as provided in the indenture; however, default in the performance, or breach, of a covenant or warranty added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series is not an Event of Default;

        (5)   default under any bond, debenture, note or other evidence of indebtedness of the Company or under any mortgage, indenture or other instrument of the Company under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company (or by any subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), which results in the acceleration of indebtedness in an aggregate principal amount exceeding $75,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled as provided in the indenture;

        (6)   certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee, of the Company or of any significant subsidiary of the Company as defined in Regulation S-X promulgated under the Securities Act of 1933, as amended, or the Securities Act, or of the respective property of either; and

        (7)   any other Event of Default provided with respect to that series of debt securities (section 501 of the indenture).

        If an Event of Default occurs under the indenture with respect to Outstanding debt securities of any series issued thereunder and is continuing, then the Trustee or the holders of not less than 25% in principal amount of the Outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately by written notice to us. If the holders give notice to us, they must also give notice to the Trustee. If the debt securities are Original Issue Discount Securities or Indexed Securities, the amount declared to be due and payable will be such portion of the principal amount as specified in the terms thereof. However, at any time after a declaration of acceleration with respect to debt securities of such series (or of all debt securities then Outstanding under the indenture, as the case may be) has been made, the holders of a majority in principal amount of the debt securities of such series or of each series of debt securities then Outstanding under the indenture, as the case may be, may rescind and annul such declaration and its consequences if:

        (1)   we have paid or deposited with the Trustee all required payments of the principal of (and premium, if any) and interest and Additional Amounts payable on the debt securities of such series or of all debt securities then Outstanding under the indenture, as the case may be, plus certain fees, expenses, disbursements and advances of the Trustee; and

        (2)   all Events of Default have been cured or waived as provided in the indenture (except for the nonpayment of accelerated principal (or specified portion thereof) with respect to debt securities of such series or of all debt securities then Outstanding under the indenture) (section 502 of the indenture).

        The indenture also provides that the holders of a majority in principal amount of the debt securities of any series or of each series of debt securities then Outstanding under the indenture may waive any past default with respect to such series and its consequences.

        However, holders may not waive a default:

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  in the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

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  in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each Outstanding debt security affected thereby (section 513 of the indenture).

        The indenture provides that the Trustee is required to give notice to the holders of debt securities issued thereunder within 90 days of a default under the indenture. However, the Trustee may withhold notice of any default to the holders of any such series of debt securities if certain officers of the Trustee consider such withholding to be in the interest of the holders. The Trustee may not withhold notice with respect to a default in the payment of the principal of (or premium, if any) or interest on any debt security or in the payment of any sinking installment in respect of any debt security (section 601 of the indenture).

        The indenture provides that no holder of debt securities of any series issued thereunder may institute any proceeding, judicial or otherwise, with respect to the indenture or for any remedy thereunder. However, a holder of debt securities may institute a proceeding if the Trustee fails to act for 60 days after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the Outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it (section 507 of the indenture). However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on the debt securities held by that holder at the respective due dates thereof (section 508 of the indenture).

        Subject to provisions in the indenture relating to its duties in case of default and unless holders of any series of debt securities then Outstanding under the indenture have offered security or indemnity reasonably satisfactory to the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of the holders (section 602 of the indenture). The holders of a majority in principal amount of the Outstanding debt securities of any series (or of each series of debt securities then Outstanding under the indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee. They also have the right to direct the time, method and place of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with the indenture or any law which may involve the Trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein (section 512 of the indenture).

        Within 120 days after the close of each fiscal year, we must deliver to the Trustee a certificate signed by one of several specified officers. The certificate must state whether such officer has knowledge of any default under the indenture and, if so, specify each such default and the nature and status thereof (section 1007 of the indenture).

Modification of the Indenture

        Modifications and amendments to the indenture may be made only with the consent of the holders of a majority in principal amount of all Outstanding debt securities issued thereunder which are affected by such modification or amendment. However, unless the consent of the holder of each affected debt security is obtained, no modification or amendment may:

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  change the date specified in any such debt security as the fixed date on which the principal thereof is due and payable;

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  change the date specified in any such debt security as the fixed date on which any installment of interest (or premium, if any) is due and payable;

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  reduce the principal amount of any such debt security;

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  reduce the rate or amount of interest on any such debt security;

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  reduce the premium payable on redemption of any such debt security;

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  reduce any Additional Amount payable in respect of any such debt security;

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  reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

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  change the place of payment of principal of (or premium, if any) or interest on any such debt security;

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  change the currency or currencies for payment of principal of (or premium, if any) or interest on such debt security;

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  change our obligation to pay Additional Amounts;

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  impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

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  reduce the percentage of Outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder, or to reduce the quorum or voting requirements set forth in the indenture; or

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  modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such debt security (section 902 of the indenture).

        The indenture provides that the holders of a majority in principal amount of Outstanding debt securities issued thereunder have the right to waive our compliance with certain covenants in the indenture, including those described in the section of this prospectus captioned "Material Covenants" (section 902 of the indenture).

        Starwood and the Trustee may modify and amend the indenture without the consent of any holder of debt securities issued thereunder for any of the following purposes:

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  to evidence the succession of another Person to our obligations under the indenture;

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  to add to our covenants for the benefit of the holders of all or any series of debt securities issued thereunder or to surrender any right or power conferred upon us in the indenture;

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  to add Events of Default for the benefit of the holders of all or any series of debt securities issued thereunder;

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  to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities issued thereunder in bearer form, or to permit or facilitate the issuance of such debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of such debt securities of any series in any material respect;

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  to change or eliminate any provision of the indenture, provided that any such change or elimination shall become effective only when there are no debt securities Outstanding of any series issued thereunder which are entitled to the benefit of such provision;

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  to secure the debt securities issued thereunder;

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  to establish the form or terms of debt securities of any series issued thereunder, including the provisions and procedures, if applicable, for the conversion of such debt securities into our shares of common stock or shares of preferred stock;

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  to provide for the acceptance of appointment by a successor Trustee;

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  to facilitate the administration of the trusts under the indenture by more than one Trustee;

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  to cure any ambiguity, defect or inconsistency in the indenture, provided that such action shall not adversely affect in any material respect the interests of holders of debt securities of any series issued thereunder;

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  to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities issued thereunder; provided that any such action shall not adversely affect in any material respect the interests of the holders of the debt securities of any series issued thereunder; or

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  to conform the terms of the indenture or the debt securities of a series to the description thereof contained in any prospectus or other offering document or memorandum relating to the offer and sale of such debt securities (section 901 of the indenture).

        The indenture provides that in determining whether the holders of the requisite principal amount of Outstanding debt securities of a series issued thereunder have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of such debt securities:

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  the principal amount of an Outstanding Original Issue Discount Security shall be the amount of the principal that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity of the security;

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  the principal amount of an Outstanding debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such debt security in the amount determined as provided above);

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  the principal amount of an Outstanding Indexed Security shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to section 301 of the indenture; and

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  debt securities owned by us, any other obligor upon the debt securities, any of our Affiliates or of such other obligor shall be disregarded (section 101 of the indenture).

        The indenture contains provisions for convening meetings of the holders of an issued series of debt securities (section 1501 of the indenture). The Trustee may call a meeting at any time. Starwood or the holders of at least 10% in principal amount of the Outstanding debt securities of such series may also call a meeting upon request. Notice of a meeting must be given as provided in the indenture (section 1502 of the indenture). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding debt securities of that series. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the Outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding debt securities of that series. Any resolution passed or decision taken at any duly held meeting of holders of debt securities of any series will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be the persons holding or representing a majority in principal amount of the Outstanding debt securities of a series.

        However, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding debt securities of such series will constitute a quorum (section 1504 of the indenture).

        Notwithstanding the provisions described above, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all Outstanding debt securities affected thereby, or of the holders of such series and one or more additional series:

        (1)   there shall be no minimum quorum requirement for such meeting; and

        (2)   the principal amount of the Outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture (section 1504 of the indenture).

Discharge, Defeasance and Covenant Defeasance

        We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal, premium, if any, and interest to the date of such deposit if such debt securities have become due and payable or to the date specified in such debt securities as the fixed date on which the payment of principal and interest on such debt securities is due and payable or the date fixed for redemption of such debt securities, as the case may be (section 401 of the indenture). Funds shall be deposited in such currency or currencies, currency unit(s) or composite currency or currencies in which such debt securities are payable.

        The indenture provides that, if the provisions of Article Fourteen thereof (relating to defeasance and covenant defeasance) are made applicable to the debt securities of or within any series issued thereunder, we may elect either:

        (1)   to defease and be discharged from any and all obligations with respect to such debt securities. However, we will not be discharged from the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities. In addition, we will not be discharged from the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust ("defeasance") (section 1402 of the indenture); or

        (2)   to be released from our obligations relating to (a) sections 1004 to 1006, inclusive, of the indenture (being the restrictions described under the caption "Material Covenants") and, if provided under the indenture, our obligations with respect to any other covenant contained in the indenture, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such debt securities ("covenant defeasance") (section 1403 of the indenture).

        Defeasance or covenant defeasance will occur upon our irrevocable deposit with the Trustee, in trust, of an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments, on their scheduled due dates. The amount deposited will be in Government Obligations (as defined below) or such currency or currencies, currency unit(s) or composite currency or currencies in which such debt securities are payable at maturity, or both.

        Such a trust may be established only if, among other things, we have delivered to the Trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service, or the IRS, or a change in applicable U.S. federal income tax law occurring after the date of the indenture (section 1404 of the indenture).

        "Government Obligations" means securities that are

        (1)   direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, and for which the full faith and credit of the applicable government is pledged; or

        (2)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the other government or governments in the confederation which issued the foreign currency in which the debt securities of such series are payable. The payment of these obligations must be unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and the obligations may not be callable or redeemable at the option of the issuer or issuers thereof. Such obligations also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt (section 101 of the indenture).

        Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

        (1)   the holder of a debt security of such series is entitled to, and does, elect under the indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or

        (2)   a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made,

the indebtedness represented by such debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such debt security as they become due out of the proceeds yielded by converting the amount deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate (section 1405 of the indenture).

        "Conversion Event" means the cessation of use of:

        (1)   a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of actions by a central bank or other public institution of or within the international banking community; or

        (2)   any currency unit or composite currency for the purposes for which it was established (section 101 of the indenture).

        Unless otherwise described in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

        In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default, other than:

        (1)   the Event of Default described in clause (4) under "Events of Default, Notice and Waiver" or

        (2)   the Event of Default described in clause (7) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance,

the amount in such currency, currency unit or composite currency in which such debt securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such debt securities at the fixed date on which they become due and payable but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. In any such event, we would remain liable to make payment of such amounts due at the time of acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Ranking

        The debt securities will constitute our senior unsecured obligations and will rank equal in right of payment with our existing and future senior unsecured obligations. The debt securities will rank senior in right of payment to any future indebtedness we may have that is expressly subordinated in right of payment to the debt securities. The debt securities will rank effectively junior in right of payment to any of our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and will rank structurally junior to all existing and future indebtedness (including trade payables) and preferred equity of our subsidiaries as well as to any of our existing or future indebtedness that may be guaranteed by any of our subsidiaries (to the extent of any such guarantee). As of September 30, 2012, our total consolidated indebtedness (excluding trade payables and unfunded commitments) was $1.4 billion, $158.8 million of which was secured indebtedness of ours and $1.2 billion of which was indebtedness of our subsidiaries to third parties (excluding trade payables).

        The indenture does not limit the amount of indebtedness that we may incur.

Convertible Debt Securities

        The following provisions will apply to debt securities that will be convertible into our common stock or other equity securities ("Convertible debt securities") unless otherwise described in the prospectus supplement for such Convertible debt securities.

        Our board of directors will determine the terms and conditions of any Convertible debt securities, if any, issued pursuant to the indenture ("Senior Convertible debt securities"). Such terms and conditions may include whether the Senior Convertible debt securities are convertible into our shares of common or preferred stock (including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of such shares for purposes of conversion) (section 301 of the indenture).

        The adjustment provisions for debt securities convertible into our equity securities other than shares of common stock will be determined at the time of issuance of such debt securities and will be set forth in the applicable prospectus supplement.

        Reference is made to the section captioned "Description of Common Stock" for a general description of securities to be acquired upon the conversion of Convertible debt securities that are convertible into our common stock, including a description of certain restrictions on the ownership of the shares of common stock.

The Trustee

        The Bank of New York Mellon serves as Trustee for our debt securities pursuant to the indenture.

Definitions

        Set forth below are defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Additional Amounts" means any additional amounts which are required by a debt security or by or pursuant to a resolution of our board of directors, under circumstances specified therein, to be paid by us in respect of certain taxes imposed on certain holders and which are owing to such holders.

        "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. Control means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

        "Holder" means the Person in whose name a debt security is registered in the register for each series of debt securities.

        "Indexed Security" means a debt security for which the principal amount payable on the date specified in such debt security as the fixed date on which the principal of such security is due and payable may be more or less than the principal face amount thereof at original issuance.

        "Outstanding," when used with respect to debt securities, means, as of the date of determination, all debt securities theretofore authenticated and delivered under the indenture, except:

        (1)   debt securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

        (2)   debt securities, or portions thereof, for whose payment or redemption or repayment at the option of the holder money in the necessary amount has been deposited with the Trustee or any paying agent (other than by us) in trust or set aside and segregated in trust by us (if we shall act as our own paying agent) for the holders of such debt securities and any coupons appertaining thereto, provided that, if such debt securities are to be redeemed, notice of such redemption has been duly given pursuant to the indenture or provision therefor satisfactory to the Trustee has been made;

        (3)   debt securities, except to the extent provided in sections 1402 and 1403 of the indenture, with respect to which we have effected defeasance and/or covenant defeasance;

        (4)   debt securities which have been paid pursuant to section 306 or in exchange for or in lieu of which other debt securities have been authenticated and delivered pursuant to the indenture, other than any such debt securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such debt securities are held by a bona fide purchaser in whose hands such debt securities are our valid obligations; and

        (5)   debt securities converted into shares of common stock or preferred stock in accordance with or as contemplated by the indenture, if the terms of such debt securities provide for convertibility pursuant to section 301;

provided, however, that in determining whether the holders of the requisite principal amount of the Outstanding securities have given any request, demand, authorization, direction, notice, consent of waiver hereunder or are present at a meeting of holders for quorum purposes, and for the purpose of making the calculations required by section 313 of the Trust Indenture Act:

        (1)   the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof;

        (2)   the principal amount of any debt security denominated in a foreign currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the U.S. dollar equivalent, determined pursuant to section 301 as of the date such debt security is originally issued by us, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent as of such date of original issuance of the amount determined as provided in clause (1) above) of such debt security;

        (3)   the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to section 301; and

        (4)   debt securities owned by us or any other obligor upon the debt securities or any Affiliate of ours or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which the Trustee knows to be so owned shall be so disregarded. Debt securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to any such debt securities and that the pledgee is not us or any other obligor upon the debt securities or any Affiliate of ours or of such other obligor.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Subsidiary" means an entity a majority of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries. For purposes of this definition, "voting stock" means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry Debt Securities

        We may issue debt securities of a series in whole or in part in the form of one or more global securities. We will deposit such global securities with, or on behalf of, a depository identified in the applicable prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. Unless we specify otherwise in the applicable prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof, other than bearer securities in global form, and will be issued in registered form only, without coupons. We will make payments of principal of, premium, if any, and interest on debt securities represented by a global security to the Trustee under the indenture, which will then forward such payments to the depository.

        We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), and that such global securities will be registered in the name of Cede & Co., DTC's nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. We will describe any additional or differing terms of the depository arrangements in the applicable prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

        So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a global security:

        (1)   will not be entitled to have debt securities represented by such global security registered in their names;

        (2)   will not receive or be entitled to receive physical delivery of debt securities in certificated form; and

        (3)   will not be considered the owners or holders thereof under the indenture.

        The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a global security.

        Unless we specify otherwise in the applicable prospectus supplement, each global security representing book-entry notes will be exchangeable for certificated notes only if:

        (1)   DTC notifies us that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor depository is not appointed by us within 90 days after we receive such notice or become aware of such unwillingness, inability or ineligibility;

        (2)   we, in our sole discretion, determine that the global securities shall be exchangeable for certificated notes; or

        (3)   there shall have occurred and be continuing an event of default under the indenture with respect to the notes.

        Upon any such exchange, owners of a beneficial interest in the global security or securities representing book-entry notes will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in the names of the beneficial owners, which names shall be provided by DTC's relevant participants (as identified by DTC) to the applicable trustee.

        Unless we describe otherwise in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

        DTC will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. Except as otherwise provided, one fully registered debt security certificate will be issued with respect to each series of the debt securities, each in the aggregate principal amount of such series, and will be deposited with DTC. If, however, the aggregate principal amount of any series exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such series.

        The following is based on information furnished to us by DTC.

        DTC, the world's largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The DTC rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. Information contained on, or accessible through, these websites is not part of, or incorporated by reference into, this prospectus.

        Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive a written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

        To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC's records reflect only the identities of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC's procedures. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

        Principal, premium, if any, interest payments and redemption proceeds on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from us or the trustee, on the payment date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such Participant and not of DTC, nor its nominee, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of our company or the Trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

        If applicable, redemption notices shall be sent to DTC. If less than all of the book-entry notes within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

        A Beneficial Owner shall give notice of any option to elect to have its book-entry notes repaid by us, through its Participant, to the Trustee, and shall effect delivery of such book-entry notes by causing the Direct Participant to transfer the Participant's interest in the global security or securities representing such book-entry notes, on DTC's records, to the Trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing such book-entry notes are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered securities to the Trustee's DTC account.

        DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to the Trustee or us. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered to DTC.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

        Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of debt securities issued as global securities will be Direct Participants in DTC.

        Neither we, the Trustee nor any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

DESCRIPTION OF CAPITAL STOCK

        The following is a summary of the material rights and preferences of our capital stock. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our charter and bylaws and the other documents we refer to for a more complete understanding of our capital stock. Copies of our charter and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

General

        Our charter provides that we may issue up to 500,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval. As of March 24, 2016, 237,356,242 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

        Under Maryland law, stockholders are not personally liable for the debts or obligations of a corporation solely as a result of their status as stockholders.

Shares of Common Stock

        Subject to the preferential rights of any other class or series of shares of stock and to the restrictions on ownership and transfer of shares of stock contained in our charter, holders of shares of common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of our shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

        The shares of common stock that we or any selling stockholder may offer will be issued by us and do not represent any interest in or obligation of Starwood Capital Group or any of its affiliates. Further, the shares are not a deposit or other obligation of any bank, are not an insurance policy of any insurance company and are not insured or guaranteed by the Federal Deposit Insurance Corporation, any other governmental agency or any insurance company. The shares of common stock that we may offer will not benefit from any insurance guarantee association coverage or any similar protection.

        Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock and except as may otherwise be specified in the terms of any class or series of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of stock, the holders of such shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

        Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our company and generally have no appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, shares of common stock have equal dividend, liquidation and other rights.

        Under the Maryland General Corporation Law, or the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge with another entity or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides that these matters (other than the removal of directors for cause and an amendment to our charter related to the removal of directors for cause) may be approved by a majority of all of the votes entitled to be cast on the matter. Our charter also provides that we may sell or transfer all or substantially all of our assets if approved by our board of directors and by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

Shares of Preferred Stock

        Our board of directors may authorize the issuance of shares of preferred stock in one or more series and may determine, with respect to any such series, the rights, preferences, privileges and restrictions of the preferred stock, including:

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  distribution rights;

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  conversion rights;

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  voting rights;

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  restrictions on ownership and transfer;

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  redemption rights and terms of redemptions; and

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  liquidation preferences.

        The shares of preferred stock we or any selling stockholder may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and nonassessable, and holders of preferred stock will not have any preemptive rights.

        The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders. In addition, any preferred stock that we issue could rank senior to our common stock with respect to the payment of distributions, in which case we could not pay any distributions on our common stock until full distributions have been paid with respect to such preferred stock.

        The rights, preferences, privileges and restrictions of each series of preferred stock will be fixed by articles supplementary relating to the series. We will describe the specific terms of the particular series of preferred stock in the prospectus supplement relating to that series, which terms will include:

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  the designation and par value of the preferred stock;

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  the voting rights, if any, of the preferred stock;

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  the number of shares of preferred stock offered, the liquidation preference per share of preferred stock and the offering price of the shares of preferred stock;

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  the distribution rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock;

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  whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the preferred stock will accumulate;

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  the procedures for any auction and remarketing for the preferred stock, if applicable;

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  the provision for a sinking fund, if any, for the preferred stock;

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  the provision for, and any restriction on, redemption, if applicable, of the preferred stock;

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  the provision for, and any restriction on, repurchase, if applicable, of the preferred stock;

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  the terms and provisions, if any, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner or calculation) and conversion period;

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  the terms under which the rights of the preferred stock may be modified, if applicable;

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  the relative ranking and preferences of the preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

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  any limitation on issuance of any other series of preferred stock, including any series of preferred stock ranking senior to or on parity with the series of preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

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  any listing of the preferred stock on any securities exchange;

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  a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

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  information with respect to book-entry procedures, if applicable;

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  in addition to those restrictions described below, any other restrictions on the ownership and transfer of the preferred stock; and

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  any additional rights, preferences, privileges or restrictions of the preferred stock.

Power to Reclassify Our Unissued Shares of Stock

        Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfer of shares of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

        We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.

Restrictions on Ownership and Transfer

        In order for us to qualify as a REIT under the Internal Revenue Code, our shares of stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

        Our charter contains restrictions on the ownership and transfer of our shares of common stock and other outstanding shares of stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock (the common stock ownership limit), or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock (the aggregate share ownership limit). We refer to the common stock ownership limit and the aggregate share ownership limit collectively as the "ownership limits." A person or entity that becomes subject to the ownership limits by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a "purported beneficial transferee" if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of our shares of stock, or is referred to as a "purported record transferee" if, had the violative transfer been effective, the person or entity would have been solely a record owner of our shares of stock.

        The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, our shares of stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock and thereby subject the shares of common stock or total shares of stock to the applicable ownership limits.

        Our board of directors may, in its sole discretion, exempt (prospectively or retroactively) a person from the above-referenced ownership limits. However, our board of directors may not exempt any person whose actual or constructive ownership of our outstanding stock would result in our being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by our board of directors for exemption, a person also must not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of our board of directors that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a trust of the shares of stock causing the violation. As a condition of its waiver, our board of directors may require an opinion of counsel or an IRS ruling satisfactory to our board of directors with respect to our qualification as a REIT.

        In connection with the waiver of the ownership limits or at any other time, our board of directors may from time to time increase or decrease the ownership limits for all other persons and entities; provided, however, that any decrease may be made only prospectively as to existing holders (other than a decrease as a result of a retroactive change in existing law, in which case the decrease will be effective immediately); and provided, further, that the ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding. Prior to the modification of the ownership limits, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. Reduced ownership limits will not apply to any person or entity whose percentage ownership in our shares of common stock or total shares of stock, as applicable, is in excess of such decreased ownership limits until such time as such person's or entity's percentage of our shares of common stock or total shares of stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of our shares of common stock or total shares of stock, as applicable, in excess of such percentage ownership of our shares of common stock or total shares of stock will be in violation of the ownership limits.

        Our charter provisions further prohibit:

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  any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, our shares of stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT; and

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  any person from transferring our shares of stock if such transfer would result in our shares of stock being owned by fewer than 100 persons (determined without reference to any rules of attribution).

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to immediately give written notice to us, or, in the case of such proposed or attempted transaction, give at least 15 days' prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT.

        The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        Pursuant to our charter, if any transfer of our shares of stock would result in our shares of stock being owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of our shares of stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors or in our being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to a trustee (the "charitable trustee") upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limits or our being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be void.

        Shares of stock transferred to the charitable trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, in the case of a devise or gift, the last reported sales price reported on the New York Stock Exchange (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the charitable trustee has sold the shares of stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the charitable trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the charitable trustee with respect to such shares of stock will be paid to the charitable beneficiary.

        If we do not buy the shares, the charitable trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the charitable trustee who could own the shares without violating the ownership limits. After that, the charitable trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares for value (for example, in the case of a gift, devise or other transaction), the last reported sales price reported on the New York Stock Exchange (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the charitable trustee for the shares held in the trust. Any net sales proceeds in excess of the amount payable to the purported record transferee will be immediately paid to the beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a purported record transferee, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the purported record transferee received an amount for or in respect of such shares that exceeds the amount that such purported record transferee was entitled to receive, such excess amount will be paid to the charitable trustee upon demand. The purported beneficial transferee or purported record transferee has no rights in the shares held by the charitable trustee.

        The charitable trustee will be designated by us and will be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any shares by the trust, the charitable trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the charitable trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the charitable trustee.

        Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the charitable trustee will have the authority, at the charitable trustee's sole discretion:

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  to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

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  to recast the vote in accordance with the desires of the charitable trustee acting for the benefit of the beneficiary of the trust.

        However, if we have already taken irreversible corporate action, then the charitable trustee may not rescind and recast the vote.

        In addition, if our board of directors or other permitted designees determine in good faith that a transfer or other event would violate the restrictions on ownership and transfer of our shares of stock set forth in our charter, our board of directors or other permitted designees will take such action as it deems or they deem advisable to refuse to give effect to or to prevent such transfer or other event, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

        Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating the name and address of such owner, the number of shares of each class and series of our stock beneficially owned and a description of the manner in which such shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall, upon demand, be required to provide us with such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limits.

        These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Transfer Agent and Registrar

        The transfer agent and registrar for our shares of common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase shares of common stock. Warrants may be issued independently or together with any securities or may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a bank or trust company, as warrant agent, as specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        We will describe the specific terms of any warrants we may offer in the prospectus supplement relating to those warrants, which terms will include:

  •
  the title of the warrants;

  •
  the aggregate number of warrants;

  •
  the price or prices at which the warrants will be issued;

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  the designation, amount and terms of the securities purchasable upon exercise of the warrants;

  •
  any provisions for adjustment of the number of securities purchasable upon exercise of the warrants or the exercise price of the warrants;

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  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of the warrants issued with each security;

  •
  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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  the minimum or maximum number of warrants which may be exercised at any one time;

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  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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  a discussion of any material U.S. federal income tax considerations applicable to the acquisition, ownership, exercise and disposition of the warrants;

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  information with respect to book-entry procedures, if applicable; and

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Each warrant will entitle the holder of the warrant to purchase for cash the number of shares of common stock at the exercise price stated or determinable in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as possible, forward the shares of common stock that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

 CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW
AND OUR CHARTER AND BYLAWS

        The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws. Copies of our charter and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

Our Board of Directors

        Our bylaws and charter provide that the number of directors we have may be established by our board of directors but may not be more than 15. Our charter and bylaws currently provide that except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any vacancy on our board of directors for any reason other than an increase in the number of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire board of directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies.

        Pursuant to our charter, each of our directors is elected by our common stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of our directors.

Removal of Directors

        Our charter provides that subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed but only with cause and then only by the affirmative vote of at least two-thirds of the votes of common stockholders entitled to be cast generally in the election of directors. Cause means, with respect to any particular director, a conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, precludes stockholders from (1) removing incumbent directors except upon a substantial affirmative vote and with cause and (2) filling the vacancies created by such removal with their own nominees.

Business Combinations

        Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting shares of stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. Our board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

        These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any person. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person described above. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the supermajority vote requirements and other provisions of the statute.

        Should our board of directors opt back into the statute or otherwise fail to approve a business combination, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

        The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition; (2) an officer of the corporation; or (3) an employee of the corporation who is also a director of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an "acquiring person statement" as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an "acquiring person statement" as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

        The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares of stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

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  a classified board;

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  a two-thirds vote requirement for removing a director;

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  a requirement that the number of directors be fixed only by vote of the directors;

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  a requirement that a vacancy on its board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

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  a majority requirement for the calling of a special meeting of stockholders.

        Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from our board, which removal will be allowed only for cause, (2) vest in our board the exclusive power to fix the number of directorships and (3) require, unless called by our chairman of the board, Chief Executive Officer or president or our board of directors, the written request of stockholders of not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting.

Meetings of Stockholders

        Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually during the month of May on a date and at the time set by our board of directors. In addition, the chairman of our board of directors, Chief Executive Officer, president or board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders will also be called by our Secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.

Amendment to Our Charter and Bylaws

        Except for amendments related to removal of directors (which must be declared advisable by our board of directors and approved by the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter), and amendments increasing and decreasing the aggregate number of authorized shares of stock or the number of shares of stock of any class or series (which may be approved by our board of directors without stockholder approval), our charter may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

        Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Dissolution of Our Company

        The dissolution of our company must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

        With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) provided that our board of directors has determined that directors will be elected at such meeting, by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

        Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders, including business combination provisions, restrictions on ownership and transfer of our stock and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt into the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors' and Officers' Liability

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

        The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

        In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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  a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

        Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

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  any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

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  any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

        Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any personnel or agent of our company or a predecessor of our company.

        In addition, we have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

        Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

        Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

        The following is a summary of the material United States federal income tax consequences of an investment in stock of Starwood Property Trust, Inc. In addition, the U.S. federal income tax consequences of an investment in debt securities or the acquisition, ownership, disposition and exercise of the warrants will be described in the related prospectus supplement. For purposes of this section under the caption "U.S. Federal Income Tax Considerations," references to "Starwood Property Trust, Inc.," "we," "our" and "us" mean only Starwood Property Trust, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed herein. The summary is also based upon the assumption that we will operate Starwood Property Trust, Inc. and its subsidiaries and affiliated entities in accordance with their applicable organizational documents or partnership agreements. This summary is for general information only and is not tax advice. It does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

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  financial institutions;

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  insurance companies;

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  broker-dealers;

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  regulated investment companies;

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  partnerships and trusts;

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  persons who hold our stock on behalf of other persons as nominees;

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  persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

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  persons holding our stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment; and

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  except to the extent discussed below, tax-exempt organizations and foreign investors.

        If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our shares of stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.

        This summary assumes that investors will hold their stock as a capital asset, which generally means as property held for investment.

        The U.S. federal income tax treatment of holders of our stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our stock will depend on the stockholder's particular tax circumstances. For example, a stockholder that is a partnership or trust that has issued an equity interest to certain types of tax exempt organizations may be subject to a special entity-level tax if we make distributions attributable to "excess inclusion income." See "Taxation of Starwood Property Trust, Inc.—Taxable Mortgage Pools and Excess Inclusion Income" below. A similar tax may be payable by persons who hold our stock as nominees on behalf of tax exempt organizations. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our stock.

Taxation of Starwood Property Trust, Inc.

        We have elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our initial taxable year ended December 31, 2009. We believe that we have been organized, and operated and expect to continue to operate in such a manner as to remain qualified for taxation as a REIT.

        In connection with the filing of this prospectus, we expect to receive an opinion of Sidley Austin LLP ("Tax Counsel") to the effect that, commencing with our initial taxable year ended December 31, 2009, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Tax Counsel will be based on various assumptions relating to our organization and operation, and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Tax Counsel or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued. Tax Counsel will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be monitored or reviewed on a continuing basis by Tax Counsel. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

        As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under "—Requirements for Qualification—General." While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See "—Failure to Qualify."

        Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

        Under current law, most domestic stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be subject to tax at rates applicable to ordinary income. See "Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions."

        Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See "Taxation of Stockholders."

        If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

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  We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

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  We may be subject to the "alternative minimum tax" on our items of tax preference, including the limitation on deductions of any net operating losses.

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  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "—Prohibited Transactions", and "—Foreclosure Property", below.

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  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property", we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

  •
  If we derive "excess inclusion income" from an interest in certain mortgage loan securitization structures (i.e., from a taxable mortgage pool ("TMP") or a residual interest in a real estate mortgage investment conduit, or "REMIC"), we could be subject to corporate level U.S. federal income tax currently at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as "disqualified organizations" that are not subject to unrelated business income tax. Similar rules will apply if we own an equity interest in a TMP through a subsidiary REIT of our operating partnership. To the extent that we own a REMIC residual interest or a TMP through a taxable REIT subsidiary ("TRS"), we will not be subject to this tax directly, but will indirectly bear such tax economically as the shareholder of such a TRS. See "—Taxable Mortgage Pools and Excess Inclusion Income" below.

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

  •
  If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

  •
  If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed, and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in "—Requirements for Qualification—General."

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  A 100% tax may be imposed on transactions between us and a TRS (as defined below) that do not reflect arm's length terms.

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  If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation.

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  The earnings of any subsidiaries that are subchapter C corporations, including any TRSs (as defined below), are subject to U.S. federal corporate income tax.

        In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

        (1)   that is managed by one or more trustees or directors;

        (2)   the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

        (3)   that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

        (4)   that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

        (5)   the beneficial ownership of which is held by 100 or more persons;

        (6)   in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Internal Revenue Code to include specified tax-exempt entities); and

        (7)   that meets other tests described below, including with respect to the nature of its income and assets.

        The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation's initial tax year as a REIT (which, in our case, was 2009). Our charter provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above.

        To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (that is, the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing the actual ownership of our stock and other information.

        In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year end, and thereby satisfy this requirement.

        The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under "—Income Tests," in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see "—Asset Tests" below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

        Ownership of Partnership Interests.    If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership's assets, and to earn our proportionate share of the partnership's income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership's assets and income is based on our capital interest in the partnership (except that for purposes of the 10% asset test, our proportionate share of the partnership's assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

        Disregarded Subsidiaries.    If we own a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary's assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below) that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—or is classified as a TRS, the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation unless it is a TRS or a qualified REIT subsidiary. See "—Asset Tests" and "—Income Tests."

        Taxable Subsidiaries.    In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

        We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by us directly, could be treated in our hands as prohibited transactions.

        The "earnings stripping" rules of Section 163(j) of the Internal Revenue Code limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Accordingly, if we lend money to a TRS, the TRS may be unable to deduct all or a part of the interest paid on that loan, and the lack of an interest deduction could result in a material increase in the amount of tax paid by the TRS. Further, the TRS rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis, such as any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS of ours, redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations, and redetermined TRS service income is income of a TRS that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Internal Revenue Code. We intend to scrutinize all of our transactions with our TRSs and to conduct such transactions on an arm's-length basis; however we cannot assure you that we will be successful in avoiding this excise tax.

        We may hold a significant amount of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 25% (20% for taxable years beginning after December 31, 2017) of our assets. In general, we intend that loans or properties that we originate or purchase with an intention of selling in a manner that might expose us to a 100% tax on "prohibited transactions" will be originated or sold by a TRS. The TRS through which any such sales of loans are made may be treated as a dealer for U.S. federal income tax purposes. As a dealer, the TRS would in general mark all the loans it holds on the last day of each taxable year to their market value, and would recognize ordinary income or loss on such loans with respect to such taxable year as if they had been sold for that value on that day. In addition, the TRS may further elect to be subject to the mark-to-market regime described above in the event that the TRS is properly classified as a "trader" as opposed to a "dealer" for U.S. federal income tax purposes.

Income Tests

        In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions" and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities ("MBS")), "rents from real property," dividends received from other REITs, and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. See "—Derivatives and Hedging Transactions."

        Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a "shared appreciation provision"), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not held as inventory or dealer property. To the extent that we derive interest income from a mortgage loan, or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

        We intend to invest in CMBS, RMBS, and agency securities that are either pass-through certificates or collateralized mortgage obligations as well as mortgage loans and mezzanine loans. We expect that the CMBS, RMBS, and agency securities will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from our CMBS, RMBS, and agency securities will be qualifying income for the 95% gross income test. In certain circumstances, payments we receive with respect to CMBS that we own may be made by certain affiliated entities pursuant to credit enhancement provided by those entities. We believe that any such payments constituting gross income to us will be qualifying income for purposes of the 75% and 95% gross income tests, but there can be no assurance that the IRS will agree with that characterization of such payments. In the case of MBS treated as interests in grantor trusts, we will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans will be qualifying income for purposes of the 75% gross income test to the extent that such loans are secured by real property, as discussed above. In the case of CMBS, RMBS, or agency securities treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC regular interests are benefitted by interest swap or cap contracts or other derivative instruments that could produce some non-qualifying income for the holder of the REMIC regular interests. We expect that substantially all of our income from mortgage related securities will be qualifying income for purposes of the REIT gross income tests.

        We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, however, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

        See below under "—Asset Tests" for a discussion of the effect of our investment in CMBS or RMBS on our qualification as a REIT.

        We may hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans. Such interests in an underlying loan are created by virtue of a participation or similar agreement to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations which absorb losses first in the event of a default by the borrower. We believe that our participation interests will qualify as real estate assets for purposes of the REIT asset tests described below, and that the interest that we will derive from such investments will be treated as qualifying mortgage interest for purposes of the 75% income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we will derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See "—Taxation of REITs in General," "—Requirements for Qualification—General," "—Asset Tests" and "—Failure to Qualify."

        We may invest in construction loans, the interest from which will be qualifying income for purposes of the REIT income tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year, and other requirements are met. For purposes of construction loans, the loan value of the real property is the fair market value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) that will secure the loan and that are to be constructed from the proceeds of the loan.

        Rents received by us, if any, will qualify as "rents from real property" in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as "rents from real property" unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as "rents from real property," we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which we derive no revenue. We are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee's equity.

        We may provide limited services to residents at residential properties we own. We intend that services with respect to properties that will be provided by us directly will be usually or customarily rendered in connection with the rental of space for occupancy only and will not be otherwise rendered to particular tenants or, if considered impermissible tenant services, income from the provision of such services will be received by an independent contractor from which we do not receive or derive any income.

        We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

        Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into agreements to make loans secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

        Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred to acquire or carry "real estate assets" (as described below under "—Asset Tests"), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test. See "—Derivatives and Hedging Transactions."

        Certain foreign currency gains are excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income test. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under "—Taxation of REITs in General," even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

        Under The Housing and Economic Recovery Tax Act of 2008, the Secretary of the Treasury has been given broad authority to determine whether particular items of gain or income recognized after July 30, 2008, qualify or not under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.

Timing Differences Between Receipt of Cash and Recognition of Income

        Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

        We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectibility rather than current market interest rates. The amount of such discount will nevertheless generally be treated as "market discount" for U.S. federal income tax purposes. We will generally accrue market discount during the term of the debt instrument and report the accrued market discount as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If that turned out not to be the case, and we eventually collected less on the debt instrument than the amount we paid for it plus the market discount we had previously reported as income, there would be a bad debt deduction available to us at that time. Nevertheless, our (and our stockholders') ability to benefit from that bad debt deduction would depend on our having taxable income in that later taxable year. REITs may not carry back net operating losses, so this possible "income early, losses later" phenomenon could adversely affect us and our stockholders if it were persistent and in significant amounts.

        Some of the MBS that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the MBS, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and income will be accrued based on the assumption that all future payments due on the MBS in question will be made, with consequences similar to those described in the previous paragraph if all payments on the MBS are not made.

        In addition, pursuant to our investment strategy, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. Following such a taxable modification, we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS that is treated as a dealer or trader and that makes an election to use mark-to-market accounting, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS could recognize a loss at the end of the taxable year in which the modifications were made to the extent that the fair market value of such debt instrument at such time was less than the instrument's tax basis.

        In addition, in the event that any debt instruments or MBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate MBS at the stated rate regardless of whether corresponding cash payments are received.

        Finally, we may be required under the terms of indebtedness that we incur (including certain securitizations), to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

        Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this "phantom income" is recognized. See "—Annual Distribution Requirements."

Asset Tests

        At the close of each calendar quarter, we must also satisfy certain tests relating to the nature of our assets. At least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, "real estate assets" include (i) mortgage loans secured by interests in real property, such as land, buildings, leasehold interests in real property, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease, (ii) interests in real property, (iii) in general, interests in CMBS and RMBS, (iv) stock of other corporations that qualify as REITs, and (v) debt instruments issued by REITs that are required to file annual and periodic reports with the SEC under the Exchange Act ("Publicly Offered REITs"), provided such debt instruments that would not otherwise qualify as "real estate assets" do not exceed 25% of the value of our total assets.

        Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below. First, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets. Second, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to "straight debt" having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code. Third, the aggregate value of all securities of TRSs that we hold may not exceed 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets.

        Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset, or other conditions are met.

        Certain securities will not cause a violation of the 10% asset test (by value) described above. Such securities include instruments that constitute "straight debt," which includes, among other things, securities having certain contingency features. A security does not qualify as "straight debt" where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% value test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security (including debt securities) issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under "—Income Tests." In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate interest in the equity and certain debt securities issued by that partnership.

        We intend to invest in CMBS, RMBS, and agency securities that are either pass-through certificates or collateralized mortgage obligations as well as mortgage loans and mezzanine loans. We expect that the CMBS, RMBS, and agency securities will be treated either as interests in grantor trusts or as interests in REMICs for U.S. federal income tax purposes. In the case of MBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. We expect that substantially all of our MBS treated as interests in grantor trust will qualify as real estate assets.

        Any interests that we hold in a REMIC, including CMBS or RMBS that are structured as interests in REMICs, will generally qualify as real estate assets, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. If we hold a "residual interest" in a REMIC or in a TMP, from which we derive "excess inclusion income," we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty or other exemption to the extent allocable to foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See "—Taxable Mortgage Pools and Excess Inclusion Income."

        To the extent that we hold mortgage participations or MBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income requirements, depending upon the circumstances and the specific structure of the investment.

        In addition, in certain cases, the modification of a debt instrument could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be contributed to a TRS or disposed of in order for us to maintain our REIT status.

        In addition, certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See "—Income Tests." We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as "straight debt" securities or for one of the other exclusions from the definition of "securities" for purposes of the 10% asset test. We intend to try to make such investments in such a manner as not to fail the asset tests described above.

        We do not expect to obtain independent appraisals to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests.

        Certain relief provisions are available to allow REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset test requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT's total assets, and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

        If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

        In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

        (a)   the sum of

          (1)   90% of our "REIT taxable income," computed without regard to our net capital gains and the deduction for dividends paid, and

          (2)   90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

        (b)   the sum of specified items of noncash income.

        We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a

REIT-level tax deduction, the distributions must not be "preferential dividends," unless, for distributions made in taxable years beginning after December 31, 2014, we are a Publicly Offered REIT. A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. We believe that we are, and expect we will continue to be, a Publicly Offered REIT.

        To the extent that we distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

        To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Any distributions made with respect to such tax years into which net operating losses have been carried forward from prior tax years will nevertheless be taxable as dividends to the extent of current earnings and profits for such tax year. See "—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions."

        If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income we retained and on which we paid corporate income tax.

        It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash, including receipt of distributions from our subsidiaries and our inclusion of items in income for U.S. federal income tax purposes. This may be an issue, in particular, with respect to our investments in distressed or modified debt instruments. See "—Timing Differences Between Receipt of Cash and Recognition of Income."Potential sources of non-cash taxable income include:

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  "residual interests" in REMICs or taxable mortgage pools;

  •
  loans or MBS held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

  •
  loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

        In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for U.S. federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock.

        We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Prohibited Transactions

        Net income that we derive from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to try to structure our activities to avoid transactions that are prohibited transactions.

Foreclosure Property

        Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Foreign Investments

        We and our subsidiaries may hold investments in and pay taxes to foreign countries. Taxes that we pay in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. Our foreign investments might also generate foreign currency gains and losses. Certain foreign currency gains recognized after July 30, 2008 would be excluded from gross income for purposes of one or both of the gross income tests, as discussed above. See above under "—Income Tests.

Derivatives and Hedging Transactions

        We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction, which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, that we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any asset that produces such income) and (iii) to hedge the income or expense from prior transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

        An entity, or a portion of an entity, may be classified as a taxable mortgage pool ("TMP") under the Internal Revenue Code if

  •
  substantially all of its assets consist of debt obligations or interests in debt obligations,

  •
  more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,

  •
  the entity has issued debt obligations (liabilities) that have two or more maturities, and

  •
  the payments required to be made by the entity on its debt obligations (liabilities) "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

        Under the Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below.

        Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

        A portion of the REIT's income from the TMP arrangement, which might be non-cash accrued income, could be treated as "excess inclusion income." Under recently issued IRS guidance, the REIT's excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of "excess inclusion income" allocated to them. A stockholder's share of excess inclusion income:

  •
  cannot be offset by any net operating losses otherwise available to the stockholder,

  •
  is subject to tax as unrelated business taxable income in the hands of stockholders that are otherwise generally exempt from U.S. federal income tax, and

  •
  results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption to the extent allocable to foreign stockholders.

        See "—Taxation of Stockholders." Under IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT might, if permitted, reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder's ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT's compliance with its distribution requirements. See "—Annual Distribution Requirements." The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. However, there can be no assurance that the IRS will not challenge our method of making any such determinations. If the IRS were to disagree with any such determinations made or with the method used by us, the amount of any excess inclusion income required to be taken into account by one or more stockholders could be significantly increased. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

        If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and potentially would be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Failure to Qualify

        If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in "—Income Tests" and "—Asset Tests."

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Tax Aspects of Investments in Partnerships

General

        We may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are "pass-through" entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests and in computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include in our calculations our proportionate share of any assets held by subsidiary partnerships. Our proportionate share of a partnership's assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share is based on our proportionate interest in the equity and certain debt securities issued by the partnership). See "Taxation of Starwood Property Trust, Inc.—Effect of Subsidiary Entities—Ownership of Partnership Interests."

Entity Classification

        Any investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in "Taxation of Starwood Property Trust, Inc.—Asset Tests" and "—Income Tests," and in turn could prevent us from qualifying as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See "Taxation of Starwood Property Trust, Inc.—Asset Tests," "—Income Test" and "—Failure to Qualify," above, for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

        Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes so that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

        To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to a contribution that we make to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As a result, the partners of our subsidiary partnerships, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership's properties than would be the case if all of the partnership's assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

Partnership Audit Rules.

        The recently enacted Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner's distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Treasury. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our common stock.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

        Distributions.    So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to

  •
  income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax),

  •
  dividends received by the REIT from TRSs or other taxable C corporations, or

  •
  income in the prior taxable year from the sales of "built-in gain" property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

        Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. The distributions we designate as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. The IRS requires a REIT that has two or more classes of shares outstanding to designate to each such class proportionate amounts of each type of its income, such as net capital gains, for each tax year based upon the percentage of total dividends distributed to each class for such year. We may elect to retain and pay taxes on some or all of our net long term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See "Taxation of Starwood Property Trust, Inc.—Annual Distribution Requirements." Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

        Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the stockholder's shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder's shares. To the extent that such distributions exceed the adjusted basis of a stockholder's shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

        Earnings and profits are allocated to distributions with respect to preferred stock before they are allocated to distributions with respect to common stock. Therefore, depending on our earnings and profits, distributions with respect to our preferred shares (as compared to distributions with respect to our common shares) are more likely to be treated as dividends than as a return of capital or a distribution in excess of basis. In addition, the IRS requires a REIT that has two or more classes of shares outstanding to designate to each such class proportionate amounts of each type of its income, such as net capital gains, for each tax year based upon the percentage of total dividends distributed to each class for such year.

        To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See "Taxation of Starwood Property Trust, Inc.—Annual Distribution Requirements." Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources. In addition, any distributions made with respect to such tax years into which net operating losses have been carried forward from prior tax years will nevertheless be taxable as dividends to the extent that we have current earnings and profits.

        In certain circumstances, we may make a taxable distribution of our stock as part of a distribution in which stockholders may elect to receive stock or (subject to a limit measured as a percentage of the total distribution) cash. In this circumstance, a stockholder generally must include the sum of the value of our stock and the amount of cash received in its gross income as dividend income to the extent that such stockholder's share of the distribution is made out of its share of the portion of our current and accumulated earnings and profits allocable to such distribution. The value of any of our stock received as part of a distribution is generally equal to the amount of cash that could have been received instead of our stock. Depending on the circumstances of the stockholder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such stockholder would have to pay the tax using cash from other sources. A stockholder that received our stock pursuant to a distribution generally has a tax basis in such stock equal to the amount of cash that would have been received instead of our stock as described above, and a holding period in such stock that begins on the day following the payment date for the distribution.

        If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See "Taxation of Starwood Property Trust, Inc.—Taxable Mortgage Pools and Excess Inclusion Income." As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

        Dispositions of Our Stock.    In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum U.S. federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 39.6%) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

        If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards "tax shelters," are broadly written, and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities, or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

        Medicare Contribution Tax on Unearned Income.    A U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. person's "net investment income" for the relevant taxable year and (2) the excess of the U.S. person's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual's circumstances). Net investment income generally includes dividends, and net gains from the disposition of stock, unless such income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. person that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our stock.

        Information Reporting and Backup Withholding.    We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, you may be subject to backup withholding at a current rate of 28% with respect to distributions unless you (a) are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or (b) provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amount withheld under these rules will be refunded or credited against your U.S. federal income tax liability, provided that you timely furnish the IRS with certain required information.

Taxation of Foreign Stockholders

        The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A "non-U.S. holder" is any person other than:

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  a citizen or resident of the United States,

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  a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia,

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  an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or

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  a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

        If you are a non-U.S. holder, this discussion further assumes that:

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  you will not have held more than 10% of our stock (taking into account applicable constructive ownership rules) at any time during the five-year period ending on the date on which you dispose of our stock or receive distributions from us;

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  our stock is and will continue to be "regularly traded" on an established securities market located in the United States within the meaning of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), although there can be no assurance that this will continue to be the case; and

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  that you are not a "qualified shareholder", as defined in Section 897(k)(3)(A) of the Internal Revenue Code, which describes certain partnerships and other collective investment vehicles that satisfy various recordkeeping, administrative and other requirements.

If you are a non-U.S. holder as to which any of these assumptions is not accurate, and in particular if you are a "qualified shareholder" within the meaning of FIRPTA, you should consult your own tax advisor concerning the tax consequence to you of sales of our stock and the receipt of dividends and other distributions from us.

        If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.

        The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

        In General.    For most foreign investors, investment in a REIT that invests principally in mortgage loans and MBS is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Internal Revenue Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the United States.

        In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder's investment in our stock is, or is treated as, effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

        Ordinary Dividends.    Subject to the previously noted assumptions, for non-U.S. holders other than (i) pension funds and certain other organizations that are exempt from taxation in a home jurisdiction that has a bilateral tax treaty with the United States providing for an exemption from United States withholding tax on dividends, (ii) foreign governments and their agencies and instrumentalities not engaged in commercial activities ("Foreign Sovereigns"), as defined in Section 892 of the Internal Revenue Code and the applicable regulations, and eligible for exemption from United States withholding tax thereunder, and (iii) non-U.S. holders that are engaged in a U.S. trade or business with respect to which our distributions constitute effectively connected income, there will be a 30% (or lower applicable treaty rate) U.S. withholding tax on the portion of any distribution that is attributable to our earnings and profits (including capital gain dividends to the extent that such capital gain dividends are attributable to gain from the sale of "United States real property interests" ("USRPIs") as defined under FIRPTA). Debt instruments representing interests held solely as a creditor, including mortgage loans, CMBS and RMBS, are not USRPIs.

        Reduced treaty rates or exemptions are not available to the extent that income is attributable to excess inclusion income allocable to a foreign stockholder claiming such tax treaty benefits. Accordingly, tax will be withheld at a rate of 30% on any portion of a dividend that is paid to such a non-U.S. holder and is attributable to that holder's share of our excess inclusion income. In the case of a foreign sovereign, its allocable share of excess inclusion income will be taxable to us, but we may to the extent permitted reduce distributions that would otherwise be made to such foreign sovereign by the amount of the tax so imposed. See "Taxation of Starwood Property Trust, Inc.—Taxable Mortgage Pools and Excess Inclusion Income." As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

        Non-Dividend Distributions.    Subject to the previously noted assumptions, distributions that we make that are not dividends, that is, are not paid out of our current and accumulated earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the withholding will be made at the rate applicable to dividends. A non-U.S. holder may seek a refund from the IRS of any amounts so withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

        Capital Gain Dividends Not Attributable to Gain from USRPI Sales.    Capital gain dividends that are not attributable to sales of USRPIs will not be subject to withholding or other taxation in the United States, unless you are a non-U.S. holder described in the exceptions noted below in "—Taxation of Foreign Shareholders—Dispositions of Our Stock". Debt instruments representing interests held solely as a creditor, including mortgage loans, CMBS and RMBS, are not USRPIs.

        Capital Gain Dividends Attributable to Gain from USRPI Sales.    Subject to the previously noted assumptions, the general rule is that a capital gain dividend that is attributable to gain from a USRPI sale will be treated in the same manner as an ordinary dividend (see "—Taxation of Foreign Stockholders—Ordinary Dividends").

        If you are a "qualified foreign pension fund" as defined in Section 897(l)(2) of the Internal Revenue Code (a "Qualified Foreign Pension Fund") (or an entity all of the interests in which is held by a Qualified Foreign Pension Fund), you will be exempt from U.S. withholding tax on the portion of any distribution we make that is attributable to gain from the sale of USRPIs and is designated by us as a capital gain dividend. However, you would remain subject to 30% (or lower applicable bilateral tax treaty rate or exemption) U.S. dividend withholding tax on the portion of the distribution that is attributable to our earnings and profits and that is not designated as a capital gain dividend.

        If you are a Foreign Sovereign, that owns less than 10% of our stock (which this discussion assumes), in general, you will be exempt from United States taxation on capital gain dividends attributable to gain from the sale of USRPIs.

        Dispositions of Our Stock.    Subject to the previously noted assumptions, if you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on the gain realized upon a sale of our stock unless:

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  your shares of our common stock are treated as being effectively connected with your U.S. trade or business (and, if a bilateral tax treaty applies, is attributable to a U.S. permanent establishment maintained by you); or

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  you are a nonresident alien individual who is present in the United States for 183 days or more during the calendar year and certain other conditions are met.

        Estate Tax.    If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual's death, the stock will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

        Information Reporting and Backup Withholding.    Generally, information reporting will apply to payments of distributions on, and of the proceeds from the disposition of, our stock, and backup withholding described above for a domestic stockholder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amount withheld under these rules will be refunded or credited against your U.S. federal income tax liability, provided that you timely furnish the IRS with certain required information.

        HIRE Act.    Legislation enacted in 2010 will generally impose a 30% withholding tax on dividends on shares of our stock and the gross proceeds of a disposition of shares of our stock paid to (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Internal Revenue Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements, and (ii) specified other non-U.S. entities unless such an entity provides the payor with a certification identifying the direct and indirect U.S. owners of the entity and complies with other requirements. Under specified circumstances, a non-U.S. holder of shares of our stock may be eligible for refunds or credits of those taxes. The withholding provisions described above will apply to payments of dividends on shares of our stock made on or after January 1, 2014 and to payments of gross proceeds of a disposition of shares of our stock on or after January 1, 2019. You are encouraged to consult with your own tax advisor regarding the possible implications of this legislation on your investment in shares of our stock.

Taxation of Tax-Exempt Stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income ("UBTI"). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as "debt financed property" within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

        To the extent that we are (or a part of us, or a disregarded subsidiary of ours is) a TMP, or if we hold residual interests in a REMIC, a portion of the dividends paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. If, however, excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, we could be subject to corporate level tax on such income, and, in that case, may reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See "Taxation of Starwood Property Trust, Inc.—Taxable Mortgage Pools and Excess Inclusion Income." As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

        Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

        In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI, if we are a "pension-held REIT." We will not be a pension-held REIT unless (1) we are required to "look through" one or more of our pension trust stockholders in order to satisfy the REIT closely held test and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock, and generally should prevent us from becoming a pension-held REIT.

        Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

        The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

        We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

 SELLING STOCKHOLDERS

        Selling stockholders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement. Information about selling stockholders, where applicable, will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION

        We or any selling stockholder may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

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  through underwriters or dealers;

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  directly to purchasers;

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  in a rights offering;

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  in "at the market" offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

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  through agents;

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  through a combination of any of these methods; or

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  through any other method permitted by applicable law and described in a prospectus supplement.

        The prospectus supplement with respect to any offering of securities will include the following information:

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  the terms of the offering;

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  the names of any underwriters or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price or initial public offering price of the securities;

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  the net proceeds from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  any discounts or concessions allowed or reallowed or paid to dealers;

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  any commissions paid to agents; and

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  any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        If we or any selling stockholder offers securities in a subscription rights offering to our existing stockholders, we or any selling stockholder may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We or any selling stockholder may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we or any selling stockholder does not enter into a standby underwriting agreement, we or such selling stockholder may retain a dealer-manager to manage a subscription rights offering for us or such selling stockholder.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

        Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we or any selling stockholder sells our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we or any selling stockholder offers.

        If dealers are used in the sale of securities, we or any selling stockholder will sell the securities to them as principals. They may then resell those securities to the public at fixed prices or at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

        We or any selling stockholder may sell the securities directly. In this case, no underwriters or agents would be involved. We or any selling stockholder may also sell the securities through agents designated by us or such selling stockholder from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We or any selling stockholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

At the Market Offerings

        We or any selling stockholder may also sell the securities offered by any applicable prospectus supplement in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Remarketing Arrangements

        Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us or any selling stockholder and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the applicable prospectus supplement, we or any selling stockholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or such selling stockholder at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We or any selling stockholder may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us or any selling stockholder in the ordinary course of their businesses.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Sidley Austin LLP, New York, New York, and, with respect to matters of Maryland law, by Foley & Lardner LLP, Washington, D.C. In addition, the description of U.S. federal income tax consequences contained in the section entitled "U.S. Federal Income Tax Considerations" is based on the opinion of Sidley Austin LLP. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements and related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also read and copy any of these documents at the New York Stock Exchange's office at 20 Broad Street, New York, New York 10005. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available over the Internet at the SEC's website at http://www.sec.gov. In addition, copies of our SEC filings are available free of charge through our website (www.starwoodpropertytrust.com) as soon as reasonably practicable after filing with the SEC. The information contained on our website is not part of, or incorporated by reference into, this prospectus.

        This prospectus is only part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act and therefore omits some of the information contained in the registration statement. We have also filed exhibits and schedules to the registration statement which are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph.

 DOCUMENTS INCORPORATED BY REFERENCE

        SEC rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

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  our Definitive Proxy Statement on Schedule 14A filed on April 1, 2016; and

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  the description of our common stock included in our registration statement on Form 8-A filed on August 7, 2009.

        All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: Starwood Property Trust, Inc., 591 West Putnam Avenue, Greenwich, Connecticut 06830, Attention: Investor Relations, Telephone: (203) 422-7700.